UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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VSE Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Notice of 2020 Annual Meeting of Stockholders and Proxy Statement

April 9, 2020

Fellow Stockholders:

We cordially invite you to attend the annual meeting of stockholders of VSE Corporation (“VSE” or the “Company”) to be held on Wednesday, May 6, 2020, commencing at 10:00 a.m., Eastern Daylight Time, by virtual meeting via a live audio webcast (the “Annual Meeting”). Due to the COVID-19 pandemic and obvious health concerns, we will not be conducting an in-person meeting this year.

Proxy materials will be sent to our stockholders by mail and over the Internet. You may read, print and download our 2019 Annual Report to Stockholders, 2020 Proxy Statement and 2020 Proxy Vote Card at www.proxyvote.com. You may vote your VSE common stock by Internet or by regular mail. In-person voting will not be available this year. Instructions regarding the various methods of voting are contained on the notice of the Annual Meeting and on the Proxy Card.

The proxy materials describe the formal business to be transacted at the Annual Meeting. VSE directors and officers will be present to answer questions that you and other stockholders may have. Included in the materials is our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 containing detailed information concerning the Company’s operations, financial condition and operating performance.

The business to be conducted at the Annual Meeting consists of (1) the election of eight directors; (2) the approval of amendments to the VSE Corporation 2006 Restricted Stock Plan (a) extending its term from May 6, 2021 to May 6, 2027, (b) increasing by 500,000 shares the VSE common stock authorized for issuance under the plan, and (c) permitting non-employee directors to elect to receive all or a portion of their annual retainer in VSE common stock; (3) a non-binding advisory vote on executive compensation; (4) a non-binding advisory vote on the frequency of the advisory vote on executive compensation; and (5) the transaction of any other business that may properly come before the Annual Meeting.

VSE's Board of Directors unanimously recommends a vote (1) "FOR" the election of each of the eight director nominees; (2) "FOR" the approval of the amendments to VSE's 2006 Restricted Stock Plan; (3) "FOR" the approval, by non-binding advisory vote, of our executive compensation; and (4) "FOR" a non-binding advisory vote, to hold an advisory vote on executive compensation on an annual basis. Your vote is important. Please vote your VSE common stock now, as it will ensure that your vote is properly counted.

Due to the potential travel and community gathering impacts of the COVID-19 outbreak, the Company is moving to an online only format for the 2020 Annual Meeting. You can access the virtual Annual Meeting at the meeting time at www.virtualshareholdermeeting.com/VSEC2020. By hosting the 2020 Annual Meeting online, the Company is able to communicate more effectively with its stockholders, enable increased attendance and participation from locations around the world and increase overall safety for both the Company and its stockholders. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting.
We thank you for your support and look forward to your participation in the Annual Meeting.

Sincerely,
VSE CORPORATION

Gen. Ralph "Ed" Eberhart
Chairman of the Board

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VSE CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 6, 2020

April 9, 2020

To the Stockholders of VSE Corporation:

Notice is hereby given that the annual meeting of stockholders of VSE Corporation, a Delaware corporation (“VSE” or the “Company”), will be held on Wednesday, May 6, 2020, commencing at 10:00 a.m., Eastern Daylight Time, by virtual meeting via live audio webcast, for the following purposes (the “Annual Meeting”):

1.	To elect eight directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;
2.
To approve amendments to the VSE Corporation 2006 Restricted Stock Plan (a) extending its term from May 6, 2021 to May 6, 2027, (b) increasing by 500,000 shares the VSE common stock authorized for issuance under the plan, and (c) permitting non-employee directors to elect to receive all or a portion of their annual retainer fees in VSE common stock;

3.	To provide a non-binding advisory vote on our executive compensation;
4.	To provide a non-binding advisory vote on the frequency of the advisory vote on our executive compensation; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only record holders of VSE common stock as of the close of business on March 25, 2020 will be entitled to notice of, and to vote at, the Annual Meeting, and at any adjournments thereof. The list of stockholders entitled to vote at the Annual Meeting and at any adjournments thereof will be open to the examination of any stockholder during the 10 days prior to the Annual Meeting by appointment only.

The VSE Corporation 2019 Form 10-K and Annual Report to Stockholders, which contains the Company’s consolidated financial statements and other information of interest to stockholders, accompanies this proxy material.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. STOCKHOLDERS HAVE A CHOICE OF VOTING BY PROXY CARD OR THE INTERNET, AS DESCRIBED ON YOUR PROXY CARD. CHECK YOUR PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD TO SEE THE OPTIONS AVAILABLE TO YOU. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY WITHDRAW HIS OR HER PROXY PRIOR TO HIS OR HER SHARES BEING VOTED AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.

By Order of the Board of Directors
Thomas M. Kiernan, Secretary

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VSE CORPORATION

PROXY STATEMENT
Annual Meeting of Stockholders
to be held on May 6, 2020

ABOUT THE 2020 ANNUAL MEETING AND VOTING AT THE VIRTUAL MEETING
This Proxy Statement is being furnished to the stockholders of VSE Corporation, a Delaware corporation (“VSE” or the “Company”), in connection with the solicitation of proxies by VSE’s Board of Directors (the “Board”) for use at the Annual Meeting of VSE’s stockholders to be held on Wednesday, May 6, 2020, commencing at 10:00 a.m., Eastern Daylight Time. The 2020 Stockholders Meeting will be a virtual meeting, held via live audio webcast, and at any adjournments thereof for the purposes specified in the accompanying Notice of Meeting (the “Annual Meeting”).

The mailing address of VSE’s principal executive office is 6348 Walker Lane, Alexandria, Virginia 22310-3226. VSE’s telephone number is (703) 960-4600. Your Annual Meeting materials, including the Notice of Annual Meeting, Proxy Statement and proxy card from our Board, are enclosed. The Notice of Annual Meeting, this Proxy Statement and the accompanying proxy card are first being sent or given to stockholders entitled to notice of, and to vote at, the Annual Meeting on or about April 9, 2020. If you received your Annual Meeting materials via e-mail, the e-mail contained voting instructions and links to our 2019 Annual Report to Stockholders and this Proxy Statement on the Internet, which are both available at www.proxyvote.com.

The close of business on March 25, 2020 is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of a majority of VSE’s outstanding common stock, par value $.05 per share (“Stock” or “VSE Stock”), as of the close of business on March 25, 2020, must be present at the Annual Meeting, either in person or represented by properly executed proxy, to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted solely for the purpose of determining whether a quorum is present, but broker non-votes will not be treated as present for quorum purposes. A proxy submitted by a broker that is not voted is sometimes referred herein to as a broker non-vote.

As of the close of business on March 25, 2020, there were 11,029,169 shares of Stock outstanding and approximately 228 stockholders of record. Each stockholder is entitled to one vote for each share of Stock held of record as of the close of business on March 25, 2020, on all matters that may be submitted to the stockholders at the Annual Meeting. All Stock represented by valid proxies will be voted at the Annual Meeting in accordance with the directions on the proxies. If you are a stockholder whose Stock is not registered in your own name, you will need appropriate documentation from the stockholder of record to vote in person at the Annual Meeting. If you want to vote your Stock that is held in street name in person at the Annual Meeting, you will need a written proxy card in your name from the broker, bank or other nominee who holds your Stock.

Matters for stockholder to consider:

As discussed in more detail below, the purpose of the Annual Meeting is (1) to vote for the election of eight directors to the Board; (2) to approve amendments to the VSE Corporation 2006 Restricted Stock Plan (a) extending its term from May 6, 2021 to May 6, 2027, (b) increasing by 500,000 shares the VSE common stock authorized for issuance under the plan, and (c) permitting non-employee directors to elect to receive all or a portion of their annual retainer fees in VSE Stock; (3) to provide a non-binding advisory vote on executive compensation; (4) to provide a non-binding advisory vote on the frequency of the advisory vote on executive compensation; and (5) to transact any other business that may properly come before the Annual Meeting.

As of the date of this Proxy Statement, the Board does not intend to present, and has not been informed that any other person intends to present, any matter for action at the Annual Meeting other than those matters specifically referred to herein. If, however, any other matters are properly presented to the Annual Meeting for action, the proxy holders will vote the proxies, which confer authority on such holders to vote on such matters, in accordance with their best judgment. The persons named as attorneys-in-fact in the proxies are the Chairman of the Board and VSE’s Corporate Secretary.

Recommendations of the Board

The Board recommends a vote:
1.“FOR” the election of each of the eight director nominees named in this Proxy Statement;

2.
“FOR” the approval of the amendments to the VSE Corporation 2006 Restricted Stock Plan (a) extending its term from May 6, 2021 to May 6, 2027, (b) increasing by 500,000 shares the VSE Stock authorized for issuance under the plan, and (c) permitting non-employee directors to elect to receive all or a portion of their annual retainer fees in VSE Stock;

3.	“FOR” the approval by a non-binding advisory vote on our executive compensation; and

4.	"FOR" a recommendation, by a non-binding advisory vote, to hold an advisory vote on executive compensation on an annual basis.

Vote Required

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

The approval of the amendments to the VSE Corporation 2006 Restricted Stock Plan requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal.

The approval of the advisory resolution on the Company’s executive compensation requires the affirmative vote of a majority of the Stock present or by proxy, at the Annual Meeting and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this advisory vote are not binding on the Board.

The advisory vote on the frequency of advisory votes on the Company’s executive compensation will be determined based on a plurality of the votes cast. This means that the option that receives the most votes will be recommended by the stockholders to the Board. Abstentions and broker non-votes are not counted for the advisory vote on frequency of advisory votes on the Company’s executive compensation and, therefore, will have no effect on the outcome of the proposal. The results of this advisory vote are not binding on the Board.

How to Vote

We make our proxy materials available to stockholders by mail and on the Internet. You may read, print and download our 2019 Annual Report to Stockholders (which includes our Annual Report on Form 10-K for 2019), 2020 Proxy Statement and proxy card at www.proxyvote.com. On an ongoing basis, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your Stock by Internet, by regular mail, or virtually during the Annual Meeting. Each of these voting options is described in the notice and the proxy card.

You should complete and return your proxy card, or vote using the Internet voting option, to ensure that your vote is counted at the Annual Meeting, regardless of whether you plan to attend. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted in accordance with the recommendations of the Board. In connection therewith, the Board has designated the Chairman of the Board, Gen. Ralph E. Eberhart and VSE’s Corporate Secretary, Thomas M. Kiernan as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your Stock will be voted in accordance with your instructions.

If you are a beneficial owner and hold Stock in street name through a broker or other nominee and do not return the voting instruction card, the broker or other nominee will vote your Stock on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters and do not have the discretion to vote on non-routine matters. Because the uncontested election of directors, approval of amendments to the Company’s Restricted Stock Plan and any advisory vote regarding the

Company’s executive compensation are considered non-routine matters, brokers will not have the discretion to vote on such matters at the Annual Meeting.

Revocation of Proxies

A stockholder returning a proxy to VSE may revoke it at any time before it is exercised by granting a later proxy with respect to the same Stock or by communicating such revocation in writing to our Corporate Secretary. In addition, any stockholder who has executed a proxy but attends the Annual Meeting may cancel a previously given proxy by voting during the meeting whether or not the proxy has been revoked in writing.

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COMPANY OVERVIEW AND FINANCIAL HIGHLIGHTS

About VSE Corporation

We are an aftermarket products and services company providing repair services, distribution, logistics, supply chain management and consulting services for land, sea and air transportation assets in the public and private sectors. We provide logistics and distribution services for legacy systems and equipment and professional and technical services to the government, including the Department of Defense, federal civilian agencies, and to commercial and other customers. Our operations include supply chain management solutions, parts supply and distribution, and maintenance, repair and overhaul (MRO) services for vehicle fleet, aviation, and other customers. We also provide vehicle and equipment maintenance and refurbishment, logistics, engineering support, energy services, IT and health care IT solutions, and consulting services.

2019 Financial Highlights

The financial highlights set forth below should be read in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations,” included in Item 7 of our 2019 Annual Report on Form  10-K, and the Consolidated Financial Statement and detailed notes included in such Annual Report.

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Proposal No. 1

ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, stockholders will elect, by a plurality of the votes cast, in person or by proxy, eight VSE directors who will constitute the entire Board. Each nominee listed below is currently serving as a VSE director and was elected by the stockholders at their 2019 meeting. On July 30, 2019, Ralph E. Eberhart was elected by the Board as Chairman of the Board to succeed Calvin S. Koonce, effective July 31, 2019. Each nominee elected as a director will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified. If any nominee should become unable to serve for any reason, the proxies will be voted for such substitute nominee as shall be designated by the Board. The eight nominees for election as VSE directors and certain information regarding them are as follows:

Name and Principal Occupation	Age	Director since

John A. Cuomo	46	2019
Mr. Cuomo was appointed Chief Executive Officer and President of VSE in April of 2019. Previously, Mr. Cuomo served as Vice President and General Manager of Boeing Distribution Services Inc., a subsidiary of The Boeing Company, which in October 2018 acquired the KLX Aerospace Solutions business, a commercial aerospace and defense distributor of fasteners and consumables and provider of other related services. From December 2014 to October 2018, Mr. Cuomo served as Group Vice President and General Manager for KLX Aerospace Solutions. Mr. Cuomo has more than 19 years of experience in the aerospace distribution and services market and served in multiples roles at B/E Aerospace from April 2000 to December 2014, including Vice President and General Manager and Senior Vice President Global Sales, Marketing and Business Development.
		(effective April 15, 2019)

Ralph E. Eberhart	73	2007
General, U.S. Air Force (Ret.), formerly Commander-in-Chief, North American Aerospace Defense Command (NORAD) and U.S. Northern Command. General Eberhart retired from the Air Force in 2005 after 36 years of military service. He was then appointed and continues to serve as President and Chairman of the Armed Forces Benefit Association (AFBA) and as Chairman of its related enterprise, 5Star Life Insurance Co. General Eberhart is also a director of the following publicly traded companies: Triumph Group, Inc., since 2010 and Jacobs Engineering Group Inc., since 2012.

Mark E. Ferguson III	63	2017
Admiral, U.S. Navy (Ret.), formerly Commander of the U.S. Naval Forces Europe and U.S. Naval Forces Africa, as well as Commander of NATO’s Allied Joint Force Command, Naples, Italy. Admiral Ferguson also served as the Vice Chief of Naval Operations from 2011 to 2014. Admiral Ferguson retired from the Navy in 2016, after 38 years of military service. Admiral Ferguson is the Chief Executive Officer of MK3 Global LLC, a private consulting firm. He serves as the Chairman of the Audit and Risk Committee on the Board of Trustees of the Center for Naval Analyses.

Calvin S. Koonce	82	1992
President and Director of Montgomery Investment Management, Inc. (a securities investment firm), and has been the sole member of Koonce Securities, LLC, a securities broker/dealer firm, for more than the past five years.

James F. Lafond	77	2003
Retired certified public accountant and executive. From 1998 to 2002 Mr. Lafond was the Washington Area Managing Partner, PWC LLP. From 1964 to 1998 he served in various leadership positions at Coopers & Lybrand. He served as a director of WGL Holdings, Inc. and WGL Energy (formerly Washington Gas and Light) from 2003 to 2018. He continues to serve as director for various private nonprofit entities.

John E. "Jack" Potter	64	2014
President and Chief Executive Officer of the Metropolitan Washington Airports Authority since July 2011. He served as the United States Postmaster General and Chief Executive Officer of the United States Postal Service from 2001 to 2010.

Lt. Gen Jack Stultz, USA (Ret.)	67	2012
Consultant to the Defense Industry and former Chief Army Reserve/ Commanding General, U.S. Army Reserve Command from 2006 to 2012. He was an operations manager for The Procter & Gamble Company from 1979 to 2007. General Stultz entered active duty in 1974 after receiving his officer’s commission from the Army Reserve Officer Training Corps at Davidson College. General Stultz has served as the Vice Chairman of Reserve Affairs for the Association of the U.S. Army (AUSA) Council of Trustees since 2016.

Bonnie K. Wachtel	64	1991
Principal and Director, Wachtel & Co., Inc., investments, for more than the past five years. She is also a director of The ExOne Company and Information Analysis Incorporated. She has served as a director for six Nasdaq listed companies and served on the hearing panel for Nasdaq Listing Qualifications from 2006 to 2016.

Board, Committees and Corporate Governance

As of the date hereof, the Board consisted of eight members, all of whom were elected by the stockholders in 2019. Except for Mr. Cuomo, all of our nominees for directors are “independent” as defined by the applicable rules of The NASDAQ Stock Market, Inc. (“NASDAQ”). Because our Board Chairman has no affiliation with the Company other than serving as Chairman, we do not have a senior non-executive director. Throughout 2019, our seven independent directors regularly had the opportunity to meet without any management members present. During 2019, there were six regular Board meetings, and one special meeting to approve Mr. Cuomo as VSE’s Chief Executive Officer and President and Grant Thornton LLP as VSE’s Independent Audit Firm. Of the elected directors who were Board members for the full calendar year of 2019, each of our directors attended at least 75% of the total number of Board meetings (in person or by telephone) and at least 75% of the meetings of Board committees on which he or she served (during the period that he or she served). During 2019, Mr. Cuomo attended all of the Board meetings that occurred during the period that he served as director. We do not have a specific policy regarding attendance at the annual stockholders meeting. All directors, however, are encouraged to attend if available, and we try to ensure that at least one independent director attends the annual stockholders meeting and is available to answer stockholder questions. All eight directors who were serving as director at the time of the meeting attended our annual meeting of stockholders in 2019.

The Board has an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resources Committee. The current charters for each of the Board committees are available on our Internet website, www.vsecorp.com. The Board committee members, as of the date of this Proxy Statement, are identified in the following table.

Board Committees and Membership

Director	Audit Committee	Compensation and Human Resources Committee	Nominating and Corporate Governance Committee
Ralph E. Eberhart
Mark E. Ferguson III	X	X	X
Calvin S. Koonce		Chairman	X
James F. Lafond	Chairman		X
Jack E. Potter		X	X
Jack C. Stultz	X		Chairman
Bonnie K. Wachtel	X	X	X

Audit Committee

The primary purpose of the Audit Committee is to oversee our accounting and financial reporting processes and the audits of our financial statements. The Audit Committee is directly responsible for, among other things, the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee also reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures in the areas of independent audit, financial reporting, internal controls and disclosure controls and internal audit, and evaluates the action management has taken to identify, monitor and control such exposures.

All of the Audit Committee members during the past fiscal year were independent in accordance with applicable rules of the Securities and Exchange Commission (the “SEC”) and NASDAQ. Each Audit Committee member is able to read and understand fundamental financial statements, including our consolidated balance sheet and consolidated statements of income, comprehensive income, stockholders’ equity and cash flows. The Board has determined that the Audit Committee's Chairman, Mr. Lafond, is an “audit committee financial expert” as defined in SEC Regulation S-K Item 407(d) (5). The Audit Committee met six times during 2019.

Compensation and Human Resources Committee

The primary purpose of the Compensation and Human Resources Committee is to oversee VSE’s compensation structure, to review and provide guidance to the Board regarding the compensation of VSE’s directors and officers, including the compensation of VSE’s chief executive officer and other executive officers, to review and provide guidance regarding employment agreements, to administer certain compensation plans, including Restricted Stock and Deferred Compensation Plans, and to perform such other duties and responsibilities as are consistent with the committee’s charter. The Compensation and Human Resources Committee reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures related to compensation of directors, executives and management and the administration of our performance incentive and employee benefit plans, and evaluates the actions management has taken to identify, monitor and control such exposures. Each of the Compensation and Human Resources Committee members is independent in accordance with applicable NASDAQ rules. The committee met five times during 2019.

Matters recommended by the Compensation and Human Resources Committee, and any delegation of its authority, are subject to Board approval. If such approval is not received, the Compensation and Human Resources Committee will reconsider the recommendation or proposed delegation. The Compensation and Human Resources Committee has the authority to retain outside counsel or other experts or consultants as needed. Additional information on the role and responsibilities of the Compensation and Human Resources Committee is provided below in the “Compensation Discussion and Analysis” section.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to make recommendations to the Board with respect to nominees to be proposed for election as directors and to corporate policies regarding, among other things, business conduct, securities trading, indemnification of VSE directors and officers, and conflicts of interest involving VSE directors, officers and employees. The committee also reviews our guidelines and policies with respect to risk assessment and risk management, specifically our risk exposures in the areas of corporate governance, compliance and ethics, as well as succession planning for the directors and senior management, and the actions management has taken to identify, monitor and control such exposures.

Each of the Nominating and Corporate Governance Committee members is independent in accordance with applicable NASDAQ rules. The committee met three times during 2019.

Committee Structure and Risk

The Board has overall responsibility for oversight of our risk management plans, policies and practices. Each Board committee has been assigned oversight of certain risks associated with its respective activities as discussed in this Proxy Statement, and each committee’s charter has been revised to reflect these risk oversight responsibilities. The Board has approved a risk management policy that delineates the risk oversight responsibilities of management, the Board and its committees.

Director Nominations and Qualifications

    Stockholders may recommend persons to be nominated for election as directors of VSE at the annual meeting of stockholders. To be considered, such recommendation must be submitted in accordance with VSE’s by-laws and must be received in writing by VSE’s Corporate Secretary no later than 90 days before the date in the year of the annual meeting that corresponds to the date on which the annual meeting was held during the immediate prior year. (Nominations for the year 2021-2022 should be received by the Corporate Secretary no later than February 5, 2021.) Such recommendation shall be accompanied by the proposing stockholder’s name, evidence that such stockholder is a beneficial owner of VSE Stock, and the candidate’s name, biographical data and qualifications.

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for Board membership as described below. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the directorship criteria discussed below.

Under these criteria for Board nominations, Board members should have the highest professional and personal ethics and values, consistent with longstanding VSE values and standards. As a group, the Board should have diverse and broad experience at the policy-making level in business, government, education, technology or public interest. Board members should be committed to enhancing stockholder value and have sufficient time to satisfy their duties as VSE directors and provide insight and practical wisdom based on experience. A Board member’s service as a member of other boards of directors of publicly traded companies should be limited so that the director is able, given his or her individual circumstances, to perform responsibly all duties as a Board member. Each VSE director must represent the interests of all stockholders. While we do not have a formal policy regarding diversity of Board nominees or a formal definition of “diversity,” the Nominating and Corporate Governance Committee has discussed diversity considerations of potential Board nominees within the context of Board succession planning. Factors discussed as relevant to the selection of Board nominees may include nature and length of business experience, including experience in business areas related to our three business segments, race, gender, age and factors that promote alignment of the Board with the interests of stockholders. The Nominating and Corporate Governance Committee recently discussed potential retirement time frames, transition planning with regard to succession, and optimal Board size.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Such committee periodically assesses the appropriate size of the Board, and whether any Board vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. As described above, the Nominating and Corporate Governance Committee will consider properly submitted stockholder nominations for candidates for Board membership. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to the Nominating and Corporate Governance Committee. Such committee also will review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. The committee has not in the past retained any third party to assist in identifying nominees for Board membership.

The traits identified with respect to the director nominees as qualifications to serve on the Board include:

John A. Cuomo	Experience includes 19 years in the aerospace distribution and services market industry, including as an officer of Boeing Distribution Services Inc., KLX Aerospace Solutions and B/E Aerospace.

Ralph E. Eberhart
Experience as Chairman and President of the Armed Forces Benefit Association provides insight into challenges associated with managing complex organizations and holding management accountable for company performance.

Expertise in the defense industry due to 36 years of experience in the U.S. Air Force and senior positions in the U.S. military, including assignment as Commander-in-Chief North American Aerospace Defense Command and U.S. Northern Command.

Mark E. Ferguson III
Expertise in the defense industry due to 38 years of experience in the U.S. Navy and senior positions in the U.S. military, including service as Commander, U.S. Naval Forces Europe and Africa, and as Commander, NATO Joint Force Command, Naples, Italy. He also served as the Vice Chief of Naval Operations from 2011 to 2014.

Holds a Master’s Degree in Computer Science from the Naval Postgraduate School and has expertise in cyber defense, congressional and regulatory affairs, strategic planning, and personnel and operations management.

Graduate of the National Association of Corporate Directors (NACD) Cyber Risk Oversight Program; Holds a certificate in Cyber Security Oversight from Carnegie Mellon University.

Calvin S. Koonce
Experience as sole member of Koonce Securities, LLC, a registered securities broker-dealer, and President and Managing Director of Montgomery Investment Management, Inc., a registered investment advisor, provides insight into the enhancement of stockholder value.

Familiarity with VSE’s core strategy and operations resulting from service as a VSE director for more than 27 years.

James F. Lafond
Experience in business management, public company accounting, financial disclosure and financial systems oversight gained from his experience as Area Managing Partner for Greater Washington at PricewaterhouseCoopers LLP (PwC).

Expertise in risk management processes given his experience as Area Managing Partner for PwC and serving as an engagement partner for entities involved in many businesses, including manufacturing companies and financial institutions.

John E. ‘Jack’ Potter
Extensive management experience, leadership ability and record of accomplishment having served as United States Postmaster General for 10 years and held various management positions within the United States Postal Service prior to such appointment.

More than eight years of experience as President and Chief Executive Officer of the Metropolitan Washington Airport Authority, managing large, complex and multifaceted transportation infrastructure projects.

Provides insight into manufacturing, supply and distribution practices of large supply chain management organizations.

Jack C. Stultz
Experience as the Commanding General for the U.S. Army Reserve Command provides insight into the needs and requirement of our customers, as well as the trends that will shape and influence our customers into the future.

More than 38 years of experience in the U.S. Army provides keen insight on the past, current and future status of the U.S. Defense Industry.

More than 29 years of private industry experience provides a balanced background of significant government and industry leadership positions.

Bonnie K. Wachtel
Experience as Supervisory Control Principal and Director of Wachtel & Co., Inc. provides management experience in financial systems, people and processes.

Service with the Listing Qualifications Panel of NASDAQ and holding of Chartered Financial Analyst certification provides expertise in the functioning of capital markets and insight into the enhancement of stockholder value.

Leadership Structure of the Board

The positions of Chairman of the Board and VSE’s chief executive officer (“CEO”) are separated at VSE. The Board believes that this separation of positions best serves the Company’s current needs and effectively maintains independent oversight of management.

Communications with the Board

Individuals may communicate with the Board by submitting an email to the Board at board@vsecorp.com. All directors have access to this email address. Communications that are intended specifically for non-employee directors should be sent to the email address above to the attention of the Corporate Secretary. Communications to the Board by mail can be addressed to The Board of Directors or a particular Board member c/o VSE Corporation, 6348 Walker Lane, Alexandria, Virginia 22310-3226.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of VSE's directors, officers, including VSE’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and employees. The Code is posted on VSE’s internet website at www.vsecorp.com. VSE intends to satisfy the disclosure requirements under Item 5.05 of Form 8-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding any waiver or amendment of the Code with respect to VSE’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions, by posting such required information on VSE’s Internet website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which together with the Company’s certificate of incorporation, by-laws, committee charters and other key governance practices and policies, provide the framework for the Company's corporate governance. VSE’s by-laws were reviewed, amended and adopted by the Board on July 31, 2013. Additionally, the Corporate Governance Guidelines were reviewed, amended and adopted by the Board on December 13, 2016. The Nominating and Corporate Governance Committee charter was reviewed, amended and adopted by the Board on December 11, 2019. The charter of the Audit Committee was reviewed, amended and adopted by the Board on October 29, 2019, and the Compensation and Human Resources Committee was reviewed, amended and adopted by the Board on December 10, 2019.

The guidelines, by-laws and committee charters are posted on VSE’s website at www.vsecorp.com. The Board recognizes that ensuring that the Company observes good corporate governance practices is an ongoing endeavor. As a result, the guidelines are subject to annual review by the Board to determine if they continue to promote the best interests of the Company and its stockholders and comply with all applicable laws, regulations and NASDAQ requirements.

Compensation of Non-Employee Directors for 2019

In 2019, the Company paid each non-employee director a cash retainer of $75,000 as a director’s fee for the year. Each non-employee director also received for 2019 an award under our 2006 Restricted Stock Plan for such number of shares of our Stock equal to $85,000 divided by the closing price of the Stock on the first trading day in 2019, rounded to the nearest 100 shares. Pursuant to the awards under our Restricted Stock Plan, each non-employee director was granted 2,700 shares of Restricted Stock on January 2, 2019. The closing price of our Stock was $31.58 per share on January 2, 2019. Non-employee directors do not receive fees for attending Board or committee meetings.

The Chairmen of the Audit Committee, Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee were each paid an additional annual fee of $15,000, $10,000 and $7,500, respectively.

The Chairman of the Board was also paid at the rate of $75,000 per annum for serving as Chairman.

Stock issued to non-employee directors pursuant to our 2006 Restricted Stock Plan is fully vested when issued, but the certificates for such Stock bear a restrictive legend prohibiting the sale, transfer, pledge and assignment of such Stock for two years commencing on the issue date. When all restrictions on a certificate bearing a restrictive legend have lapsed, VSE issues a non-restrictive certificate to the directors (subject to any applicable securities law restrictions). In December 2016, the Compensation and Human Resources Committee approved a resolution to permit non-employee directors to designate, on a share per share basis, tradable VSE shares they own as the shares that will be subject to the two-year transfer restriction under the 2006 Restricted Stock Plan in lieu of holding restrictive Stock that would otherwise be subject to the two-year transfer restriction, provided that the designating directors remain in compliance with the Board’s stock retention guidelines.

No compensation is paid to any non-employee director for personal services rendered to VSE pursuant to a consulting or similar agreement between the director and VSE, or any of VSE’s subsidiaries, unless authorized as a special assignment by the Board. No such authorization was requested for or on behalf of any director in 2019. The foregoing procedures do not restrict reimbursement for expenses incurred by a director for attending meetings of the Board or Board committees.

The following table provides information related to the compensation of each of the Company’s non-employee directors for fiscal year 2019.

Non-Employee Director Compensation for Fiscal Year 2019 Table

Name _______	Fees earned or paid in cash ($) _______	Stock awards ($) (1) ________	Option awards ($) ________	Non-equity incentive plan compensation ($) ________	Change in pension value and non-qualified deferred compensation earnings ($) _________	All other compensation ($) ________	Total ($) ________
Ralph E. Eberhart	112,083	85,266	—	—	—	—	197,349
Mark E. Ferguson III	75,000	85,266	—	—	—	—	160,266
Calvin. S. Koonce	122,917	85,266	—	—	—	—	208,183
James F. Lafond	90,000	85,266	—	—	—	—	175,266
John E. Potter	75,000	85,266	—	—	—	—	160,266
Jack C. Stultz	82,500	85,266	—	—	—	—	167,766
Bonnie K. Wachtel	75,000	85,266	—	—	—	—	160,266

Notes to Director Compensation Table

1.
Pursuant to the 2006 Restricted Stock Plan, each non-employee director was granted an award of 2,700 shares of Restricted Stock on January 2, 2019. The dollar amount recognized for financial statement reporting purposes, in accordance with ASC 718 (Compensation-Stock Compensation) is based on the closing price of our Stock on January 2, 2019 ($31.58 per share).

Narrative to Director Compensation Table

Please see the section above entitled “Compensation of Non-Employee Directors for 2019.”

Compensation of Non-Employee Directors for 2020

In December 2019, the Compensation and Human Resources Committee recommended and the Board approved the following compensation for non-employee directors for 2020: (a) an annual retainer fee of $75,000, (b) an annual award of VSE Stock under our 2006 Restricted Stock Plan payable in such number of shares of our common stock equal to $85,000 divided by the closing price of VSE common stock on the first trading day in 2020 ($37.55 per share on January 2, 2020), rounded to the nearest 100 shares, resulting in an award of 2,300 shares, and (c) a fee of $75,000 to the Board Chairman for serving as Chairman.

Compensation and Human Resources Committee Interlocks and Insider Participation

The Compensation and Human Resources Committee consisted of four non-employee directors (Mr. Koonce, Mr. Ferguson, Mr. Potter and Ms. Wachtel). Effective July 31, 2019, Mr. Koonce replaced Gen. Eberhart as Chairman of the Committee. No committee member was at any time during 2019 or at any other time an officer or employee of VSE. No executive officer of VSE serves or has served as a member of the Compensation and Human Resources Committee of another entity that has an executive officer who serves on VSE’s Compensation and Human Resources Committee. No executive officer of VSE served on the board of directors or Compensation and Human Resources Committee of any entity that has one or more executive officers serving as members of the Board or Compensation and Human Resources Committee.

Mr. Koonce is a significant stockholder of VSE. See “Security Ownership of Certain Beneficial Owners and Management” below.

Certain Relationships and Related Transactions

There is no family relationship between any director or executive officer of VSE and any other director or executive officer of VSE.

See “Compensation Discussion and Analysis-Narrative to Summary Compensation Table” below for information regarding VSE’s employment agreement with Mr. Gauthier and “Compensation and Human Resources Committee Interlocks and Insider Participation” above for additional information about directors and nominees for director.

Pursuant to the Company’s policies, including Code of Business Conduct and Ethics for VSE’s directors, officers and employees, any above-referenced related transactions would be subject to the prior consideration and approval of the Board, including a majority vote of the disinterested directors.

    The Board unanimously recommends that stockholders vote “FOR” the election of each of the eight persons nominated to serve as a director of VSE for the ensuing year.

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COMMITTMENT TO ENVIRONMENT AND SOCIAL RESPONSIBILITY

VSE maintains Corporate Commitments to Health, Safety and Social Responsibility and Environmental Responsibility on the Corporate Governance portion of our website. These documents outline our commitment to:

•	Invest in our employees;

•	Serve our clients with integrity;

•	Ensuring the workplace is safe and without health risks;

•	Give back to our communities and society; and

•	Create long-term value for our stockholders

2019 Highlights Include:

Investing in Our People Provided opportunities for all employees to succeed	Maintaining a Safe, Healthy and Sustainable Work Environment Made progress on our commitment to health, safety and environmental responsibility	Supporting Important Causes Invested in meaningful causes that impact our communities
Maintains a workforce of 14% U.S. Military Veterans	Maintains a LEED Gold Certified headquarters building (since 2012)
Corporate and employee donations in support of our nation’s military to:
- Yellow Ribbon Fund
- Benning Battle Buddy Resource Center
- Fort Benning Santa’s Castle - Center for Biological Diversity (non-military donation for  Energetics’ 40th anniversary)

Advocates for talent mobility by hiring internal candidates for promotions and transfers first.	2019 Recordable Incident Rate (RIR) of 1.25, with a benchmark of 1.50 (industry average is 2.18)
Commitment to community service and volunteering at: - Wreaths Across America - House of Heroes - Patapsco Heritage Greenway - Howard County 20-Minute Cleanups - Family and Children’s Services of Central Maryland (Adopt a Family Project)

Tracking VSE’s Net Promoter Score on a quarterly basis, which gauges employee satisfaction and loyalty.	2019 Days Away From Work (DART) of 0.77, with a benchmark of 1.0 (industry average is 1.50)	A Virginia Values Veterans (V3) Certified Company

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AUDIT SERVICES

Grant Thornton LLP (“Grant Thornton”) and Ernst & Young LLP ("EY") were VSE’s independent auditors in 2019 and 2018, respectively. An audit of VSE’s consolidated financial statements and reviews of the consolidated interim financial statements were included in VSE’s Forms 10-Q filed with the Securities and Exchange Commission (the “SEC”) for each of the quarters ended March 31, June 30 and September 30, 2019 and 2018. Grant Thornton’s and EY’s services also included an audit of the effectiveness of VSE’s internal controls over financial reporting as of December 31, 2019 and December 31, 2018, respectfully.

Audit Fees

Grant Thornton’s and EY's fees for professional services rendered for the years ended December 31, 2019 and December 31, 2018, were as follows:

Audit Fees Table

	2019(1)	2018(2)
Audit fees (3)	$1,558,654	$1,539,852
Audit related fees (4)	$224,447	$161,533
Tax fees (5)	$17,100	$357,794
Other fees (6)	$69,824	$3,600
Total Fees	$1,870,025	$2,052,779

Notes to Audit Fees Table

1.	2019 Audit Services were provided by Grant Thornton.

2.	2018 Audit Services were provided by EY.

3.	Includes fees and expenses related to the annual audits, interim reviews and accounting consultations, notwithstanding when the fees and expenses were billed.

4.	Includes fees related to the acquisition of 1st Choice Aerospace Inc. including fees related to the audit of the Assets Acquired and Liabilities Assumed as of December 31, 2018.

5.	Includes fees and expenses for tax advisory services associated with Work Opportunity Tax Credit certification assistance.

6.	Includes fees related to management’s use of Grant Thornton's government contract compliance support and the EY online accounting research tool.

Policy on Audit Committee Approval of Audit and non-Audit Services

The Audit Committee approves in advance all audit and non-audit services provided by our independent registered public accounting firm prior to its engagement with respect to such services. The Audit Committee has delegated to its chairman the authority to pre-approve additional audit-related and non-audit services not prohibited by law to be performed by VSE’s independent auditors and associated fees up to a maximum for any one non-audit service equal to the lesser of $30,000 or 25% of the audit fees for VSE’s most recent completed fiscal year, provided that the Audit Committee’s chairman shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full committee at its next regular meeting. The Audit Committee approved in advance all of the audit and non-audit services provided by our independent registered public accounting firm in 2019 and 2018.

Change in VSE’s Independent Registered Public Accounting Firm

On March 14, 2019, upon the recommendation of the Audit Committee, the Board authorized the appointment of Grant Thornton as the Company’s new independent registered public accounting firm and dismissed EY as the Company's independent registered public accounting firm.

The reports of EY on the consolidated financial statements of the Company for the fiscal year ended December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal year ended December 31, 2018 and in the subsequent interim period through March 14, 2019, (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to EY’s satisfaction would have caused EY to make reference to the matter in their reports and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

On March 14, 2019, upon the recommendation of the Audit Committee, the Board authorized the appointment of Grant Thornton as the Company’s new independent registered public accounting firm, effective upon dismissal of EY on March 14, 2019. During the Company’s fiscal year ended December 31, 2018, and the subsequent interim period through March 14, 2019, neither the Company nor anyone acting on its behalf consulted with Grant Thornton regarding any of the matters described in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

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AUDIT COMMITTEE REPORT
The Audit Committee consisted of four non-employee directors (Mr. Lafond, Mr. Ferguson, Mr. Stultz and Ms. Wachtel) for 2019, each of whom is considered an “independent” director for the purposes of the applicable rules of the SEC and NASDAQ. The Audit Committee’s responsibilities are set forth in its charter, a copy of which is available on VSE’s website, www.vsecorp.com. The Board and the Audit Committee believe that the Audit Committee members are and were at the time of the actions described in this report “independent” directors as independence is defined by NASDAQ Rule 4200(a) (15).
The Audit Committee has implemented the requirements of the Sarbanes-Oxley Act of 2002 and the Marketplace Rules of The NASDAQ Stock Market, Inc. with respect to the responsibilities of audit committees of public companies. Among other matters, the Audit Committee reviews procedures on internal control over financial reporting with management and with Grant Thornton LLP, the Company’s independent registered public accounting firm for 2019. The Audit Committee also discussed with Grant Thornton LLP the Company’s internal controls and the overall scope and specific plans for their audit.
The Audit Committee has reviewed and discussed with management VSE’s audited consolidated financial statements as of and for the year ended December 31, 2019 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2019 and the independent registered public accounting firm’s audit of internal control over financial reporting, and has discussed with VSE’s independent registered accounting firm the matters required to be discussed under Public Company Accounting Oversight Board (PCAOB) Auditing Standard 1301, Communications with Audit Committees.
The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors’ independence and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.
Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the above referenced consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in VSE’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.

Audit Committee:	James F. Lafond, Chairman
Mark E. Ferguson III
Jack C. Stultz
Bonnie K. Wachtel

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COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW

Introduction

The Company’s continued ability to create long-term stockholder value is dependent on, among other things, our ability to attract and retain highly qualified executives in the government and commercial services markets, including the named executive officers in this Proxy Statement. As discussed in the following Compensation Discussion and Analysis, VSE’s compensation program has been designed to align its management with the Company’s commitment to long-term success and enhanced stockholder value.

Compensation and Human Resources Committee Philosophy

The principal objectives of our Board’s Compensation and Human Resources Committee (the “Committee”) are to (a) develop an executive compensation program that will attract and retain executive officers capable of leading and growing the Company in complex, competitive and changing industries; (b) promote from within when warranted; (c) maintain a compensation structure that is competitive and performance based; and (d) link total compensation to corporate goals and performance.

Compensation Program Components

The three key elements of our executive compensation program are:

•	Base salary to compensate executives for services performed during the fiscal year;

•
Annual performance-based monetary incentive to promote achievement of the Company’s profitability, earnings per share and return on stockholders’ equity targets as calculated by dividing the Company’s net income for the year by its total stockholders’ equity at the beginning of the year (“ROE”). For 2020, the short-term incentive compensation plan will be determined by other metrics, as discussed below; and

•	Long-term incentives, including deferred supplemental compensation and Restricted Stock awards to compensate executives for their contributions to the Company’s profitability and ROE.

Basis for Compensation Decisions

For our executives as a group, we generally target total compensation, including long-term incentives, on numerous factors, including level of responsibility, individual performance, Company performance, market competitive data and prior experience.

Leadership Structure

During 2019, the Company was led and managed by John A. Cuomo, who joined VSE as Chief Executive Officer (“CEO”) and President on April 15, 2019. Maurice A. Gauthier served as VSE’s CEO, President and Chief Operating Officer until his resignation on April 14, 2019. Officers reporting directly to Mr. Cuomo during 2019 included Thomas R. Loftus, as the Company’s Chief Financial Officer; Thomas M. Kiernan as Vice President and General Counsel; Chad M. Wheeler, as the President of our subsidiary Wheeler Bros., Inc., which conducts our Supply Chain Management Group operations; and Paul W. Goffredi, as President for our subsidiary VSE Aviation, Inc., which conducts our Aviation Group operations. Joseph “JR” Brown served as President of our Federal Services Group until May 31, 2019 and was replaced by Robert A. Moore on September 30, 2019, following Mr. Brown’s retirement.

The following compensation discussion and analysis outlines the processes, elements and decisions regarding compensation for 2019 of VSE’s “named executive officers” being VSE’s principal executive officer(s), principal financial officer, and three most highly compensated executive officers, other than the principal executive officer and principal financial officer, who were serving as executive officers at the end of 2019. The named executive officers are Messrs. Cuomo, Gauthier (who resigned on April 14, 2019), Loftus, Kiernan, Wheeler and Goffredi (the “NEOs”).

OVERSIGHT AND AUTHORITY OVER EXECUTIVE COMPENSATION

Compensation and Human Resources Committee Composition and Duties

The Committee is composed of four independent directors as defined by the NASDAQ listing standards and described above in the “Board, Committees and Corporate Governance” section.

The Committee is responsible for reviewing and recommending for Board approval the compensation of our CEO (principal executive officer), Chief Financial Officer (principal financial officer) and other executive officers, including the three other NEOs. The Committee is governed by a written charter adopted by the Board. The full text of the charter is available on VSE’s corporate website at www.vsecorp.com in the “Investor Information” section under "Corporate Governance."

The following is a summary of the Committee’s key responsibilities regarding executive compensation:

•	To review and provide the Board with recommendations regarding compensation programs for the Company’s executive officers, including the NEOs;

•	To review and approve corporate goals and objectives relevant to the compensation of the NEOs and make recommendations to the Board for approval of total compensation for NEOs;

•	To provide recommendations to the Board regarding compensation of VSE’s non-employee directors; and

•	To review and assess stockholder's say-on-pay and say-on-pay frequency and consider results of the most recent say-on-pay in evaluating and determining executive compensation.

Annual Compensation Review

In December of each year, the Committee meets to review the performance and compensation of our CEO and other NEOs.

In consultation with the CEO, the Committee reviews and approves the compensation of all other NEOs based on recommendations submitted by the CEO. In submitting these recommendations, the CEO evaluates performance and recommends salary adjustments, bonuses, benefit plan participation and all other elements of compensation of the NEOs. The Committee also reviews the prior year’s stockholder advisory vote on executive compensation. At our 2019 annual stockholders meeting, the stockholders fully endorsed the Committee’s compensation policies with a 98.2% approval vote with no suggested changes. The Committee has discretion in approving, disapproving or modifying any of the CEO's recommended salary adjustments or proposed awards to the other NEOs, subject to final Board approval.

Compensation and Human Resources Committee Philosophy and Pay-Setting Process

Total executive compensation is structured to attract and retain a superior management team consistent with our corporate strategic goal of recruiting and retaining top level executives. This is an essential element of our strategy to “promote from within” when warranted. Our approach emphasizes investing in high performing internal candidates for career development and advancement. The strategic intent is to produce a stronger management team over time rather than incurring market driven attrition resolved through external recruitment.

The Committee believes it is important to maintain a compensation structure that is sufficiently competitive to attract and retain executives, while maintaining compensation levels that permit us to compete effectively in the markets we serve. We measure our competitiveness by monitoring our ability to recruit and retain highly qualified executives available in our chosen markets.

The Committee also believes it is important to maintain a compensation structure that is performance-based, such that approximately two-thirds of the total compensation target for each of our NEOs is performance-driven, based on achieving and exceeding pre-established targets for profitability, earnings per share and ROE.

The Committee considers multiple factors, including those described above under “Basis for Compensation Decisions,” when determining compensation levels for NEOs. These considerations compel the Committee to consider other relevant factors such as industry conditions, client satisfaction and operational performance. The next step is to factor our competitive short-term and long-term performance incentives into the total compensation equation. VSE’s targeted short-term and long-term incentive compensation constitutes about two-thirds of total targeted potential compensation.

For the three-year period ended December 31, 2019, the percentages of total actual compensation of each component of our NEO compensation were approximately as follows (see the “Summary Compensation Table” below for actual amounts):

Actual NEO Compensation Components as Percentage of Total Compensation 2017 - 2019 Table

Compensation Components	Percentage of Actual Total Compensation 2017 - 2019 (1)
Base Salaries	40%
Performance-based monetary incentives (bonus)	23%
Long-term incentives--	36%
Deferred Supplemental Compensation and Restricted Stock
Other compensation-- 401(k) Match	1%

Note to Percentage of Actual Total Compensation Table

1.	While our target for total potential compensation is approximately two-thirds incentive based, the table reflects the percentage of actual compensation earned during the three-year period.

Role of Compensation Consultant

The Committee has the authority to engage independent compensation consultants to assist in evaluating the compensation of NEOs, as well as to provide periodic reviews of the effectiveness and competitiveness of VSE’s executive compensation structure. The Committee selected and retained Semler Brossy Consulting Group, LLC ("Semler Brossy") in 2019 for support in finalizing the CEO compensation package. VSE also utilized Semler Brossy during 2017 and 2018, which subsequently advised the Committee on a variety of compensation-related matters, including:

•	Recommendations to establish and modify the Company’s peer group;

•	The appropriateness of potential modifications to the Company’s bonus and long-term incentive plans, taking into account market trends and competitive practices;

•	Pay levels and compensation mix for NEOs;

•	Compensation level and mix for non-employee directors; and

•	Emerging compensation trends.

The Compensation and Human Resources Committee assessed the independence of Semler Brossy pursuant to the rules of the SEC and the NASDAQ. In doing so, the Compensation and Human Resources Committee considered each of the factors set forth by the SEC and NASDAQ with respect to a compensation consultant’s independence. The Compensation and Human Resources Committee also considered the nature and amount of work performed for the Compensation and Human Resources Committee and the fees paid for those services in relation to Semler Brossy's total revenues. After these reviews, the Compensation and Human Resources Committee concluded that there were no conflicts of interest, and that Semler Brossy was independent pursuant to SEC and NASDAQ rules.

Peer Companies and Survey Data

The government and commercial products and services markets are complex and competitive. The Committee believes that a competitive compensation package is an important tool in our efforts to attract and retain qualified executives with government and commercial products and services contracting experience. In determining total compensation for our NEOs, we consider competitive market data for a peer group of publicly traded companies. While there may be some overlap, these “compensation peers” are generally closer to our market capitalization size than companies we identify in our Annual Report on Form 10-K as “competitive peers.” The Committee does not apply a formulaic approach to setting individual elements of the NEOs’ compensation or their total compensation amounts and does not set compensation levels at any specific level or percentile against the peer group data described below. However, the Committee periodically reviews market compensation levels to determine whether the total compensation opportunity for the NEOs is appropriate in view of factors such as the compensation arrangements for similarly situated executives in the market and may make recommendations to the Board as the Committee determines appropriate.

The compensation peer group has historically been selected on the basis of comparable service offerings, market capitalization, revenues, net income and return on equity. The nature of our highly decentralized and diverse lines of business complicates identifying similar companies for comparison. Because our business diversity is significant relative to our size, we have difficulty identifying peer competitors within our markets with substantially similar financial performance metrics. Consequently, we included some peer companies that may not otherwise be an ideal competitive peer in our markets. The Committee has elected to use a larger peer group that was determined by Institutional Shareholder Services, Inc. (ISS) beginning in 2012. ISS uses a methodology that identifies several publicly traded companies in the services industry that are comparable to our current market capitalization, revenues and profit margins. Total compensation levels for our NEOs are established at a competitive level relative to this group of companies. During 2020, the Committee and our management will review the potential peers that are more consistent with our government and commercial markets, with emphasis on supply chain management and maintenance, repair and overhaul (MRO) services. We will monitor and evaluate potential peer companies that reflect our markets as well as the financial considerations mentioned above.

2019 Peer Group

For 2019, the Committee primarily used the ISS identified peer group. Taking into consideration recommendations made by our independent compensation consultant, we included AAR Corporation as an aerospace services peer, though their market capitalization and revenue are larger than VSE’s market capitalization and revenue. We identified and evaluated the following 10 companies as 2019 peer companies.

AAR Corporation	Heritage-Crystal Clean, Inc.
CBIZ, Inc.	Huron Consulting Group, Inc.
CRA International, Inc.	ICF International, Inc.
FTI Consulting, Inc.	Navigant Consulting, Inc.
GP Strategies Corporation	Resources Connection, Inc.

For 2019, we removed US Ecology, Inc. and Wesco Aircraft Holdings, Inc. due to mergers and acquisition activity.

In preparing analyses of pay levels and compensation mix, we also refer to other commercially available survey sources, including surveys from Mercer, Culpepper, Towers WW, Radford, etc.

Consideration of Risk

Our compensation programs are discretionary, balanced and significantly focused on the long term. Under this structure, the highest amount of compensation can be achieved only through consistent superior performance over sustained periods of time. In addition, some compensation is deferred or only realizable upon retirement. This provides strong incentives to manage the Company for the long-term, while avoiding excessive risk-taking in the short-term. Likewise, the elements of our targeted compensation are balanced among current cash payments, deferred cash payments and equity awards.

Additionally, to further align the interests of our executive officers with our stockholders' interests in pursuit of long-term value enhancement, the Committee recommended and the Board approved VSE Stock retention guidelines for directors, executive officers and other participants in VSE’s 2006 Restricted Stock Plan as described below in the “Stock Retention Guidelines” section.

The Committee reviews the relationship between our risk management policies and practices and the incentive compensation we provide to our NEOs to confirm that our incentive compensation encourages taking prudent risks and avoiding unnecessary and excessive risks. The Committee also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

Management reviews the Company’s overall compensation structure, taking into account such factors as the overall mix of compensation, the performance metrics that are used under the Company’s incentive programs, the length of vesting periods where applicable, and the overall relationship of the Company’s compensation programs to the Company’s business risk. Management periodically reports the results of its evaluation to the Committee, including any findings of risk related to the Company’s compensation structure and practices. The Committee considers management’s conclusions in fulfilling its responsibilities with respect to the Company’s executive compensation program and also obtains assistance from its independent compensation consultant. The Committee reports risk assessment results to the Board. Based on management’s assessment, the Company has concluded that its compensation policies and procedures do not create risks that are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION COMPONENTS

The three key elements of our executive compensation program are (a) base salary, (b) annual performance-based monetary incentives (Performance Bonus Plan and Executive Officer Incentive Compensation Plan), and (c) long-term incentives (Deferred Supplemental Compensation and Restricted Stock).

Base Salary

The Committee believes that one of the most effective ways to compete in the government and commercial services markets is to offer our executive officers a competitive base salary. The Committee analyzes each executive officer’s compensation using the following process:

•	Review the key executive positions within the Company in terms of scope and responsibility, job complexity, knowledge, required experience, and other relevant factors; and

•	For other executive positions, establish salary ranges by utilizing applicable industry surveys.

The Committee considers benchmarks for each executive against similarly situated positions within our selected peer group companies. To clarify, the Committee does not set compensation at specific target levels of our peer group, but rather compares (or benchmarks) compensation with our peer group companies. In addition to such external market considerations, the Committee also considers internal pay equity among our executives, including the NEOs, for base salary planning. While the foregoing discussion of how the Committee determines base salaries summarizes the material factors considered by the Committee, it is not intended to be exhaustive. The Committee did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. The Committee conducted an overall analysis of the factors described above and considered the totality of the information presented to it, including discussions with our senior management.

For 2020, the CEO recommended, the Committee agreed and the Board approved, a 0% base salary pay increases for the NEOs. The decision to retain salaries at the 2019 rate for Messrs. Cuomo, Loftus, Kiernan, Wheeler and Goffredi was based on the collective decision to reallocate funds to invest in the business development and organic growth for all three business segments and to manage costs due to an expected decline in our Federal Services Group revenues for 2020.

Since the Board did not approve salary increases for 2020, base salaries for VSE’s NEOs for 2019 and 2020 are as follows: Mr. Cuomo at $685,000; Mr. Loftus at $405,048; Mr. Kiernan at $347,810; Mr. Wheeler at $377,731; and Mr. Goffredi at $299,174. For information regarding Mr. Cuomo’s base salary and other compensation for 2019 see “Compensation of CEO - Compensation Approved for 2019” below.

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Base Salaries of Named Executive Officers 2018 - 2020 Table

Named Executive Officer	2018	2019	2020
John A. Cuomo[1]	$—	$685,000	$685,000
Maurice A. Gauthier[2]	$810,000	$810,000	$—
Thomas R. Loftus	$401,037	$405,048	$405,048
Thomas M. Kiernan	$316,191	$347,810	$347,810
Chad M. Wheeler	$337,260	$377,731	$377,731
Paul W. Goffredi	$249,312	$299,174	$299,174

(1)
For further information regarding the CEO’s base salary and other compensation for 2020, see “Compensation of CEO - Compensation Approved for 2020” and “Other Compensation Policies - Employment Contracts and Severance Agreement” sections below.

(2)	Annual base salary of Mr. Gauthier, who resigned as a director and officer of VSE effective April 14, 2019. See "Compensation of CEO - Predecessor CEO Compensation for 2019" below.

Our executive officers are listed below, as well as information concerning their age and positions held with VSE. There are no family relationships between any of our executive officers. The executive officers are appointed annually to serve until the first meeting of VSE's Board of Directors (the "Board") following the next annual meeting of stockholders and until their successors are elected and have qualified, or until death, resignation or removal, whichever is sooner.

Name	Age	Position with VSE
John A. Cuomo	46	Director, Chief Executive Officer and President
Thomas R. Loftus	64	Executive Vice President and Chief Financial Officer
Thomas M. Kiernan	52	Vice President, General Counsel and Secretary
Chad Wheeler	45	President, VSE's subsidiary Wheeler Bros., Inc.
Paul W. Goffredi	62	President, VSE's subsidiary VSE Aviation, Inc.
Robert A. Moore	49	President, Federal Services Group

Mr. Cuomo joined VSE in April 2019 as Chief Executive Officer and President. He was elected as a VSE director by the Board effective April 15, 2019. Mr. Cuomo served as Vice President and General Manager of Boeing Distribution Services Inc., a subsidiary of The Boeing Company. Prior to Boeing’s acquisition of the Aerospace Solutions Group (ASG) of KLX Inc. in October 2018, Mr. Cuomo served as General Manager of ASG, which was held by KLX, a subsidiary of B/E Aerospace. In December 2014, B/E Aerospace spun off KLX as a publicly traded company. Mr. Cuomo has over 18 years of experience in the aerospace distribution and services market and served in multiple roles and functions at B/E Aerospace from April 2000 to 2014, including Vice President & General Manager and Senior Vice President, Global Sales, Marketing & Business Development. He has a Bachelor of Science degree in International Business, a Juris Doctorate degree from the University of Miami, as well as a Master of Business Administration degree from the University of Florida.

Mr. Loftus has served as VSE's Chief Financial Officer and Executive Vice President since March 2002. Mr. Loftus has served in various roles of increasing responsibility at VSE since 1978, and served as VSE's Comptroller, Senior Vice President and Corporate Tax Director from March 1999 to February 2002. Mr. Loftus is a licensed CPA in the State of Virginia and has a Master of Business Administration (MBA) from George Washington University. He is a member of the National Society of Tax Professionals.

Mr. Kiernan has served as VSE's Vice President, General Counsel and Secretary since November 2008. Prior to joining VSE, Mr. Kiernan served as Vice President, General Counsel, and Secretary for Intelsat General Corporation (2003-2008), a subsidiary of Intelsat, Ltd., serving government and commercial customers, where he was responsible for managing legal and regulatory compliance and directing the administration support group, including human resources, security, and contracts. Prior to joining Intelsat General Corporation, Mr. Kiernan served as a member of the Intelsat, Ltd., Office of General Counsel (2000-2003).

Mr. Kiernan is a graduate of Virginia Tech (B.A., Political Science) and George Mason University School of Law. He is a member of the Virginia Bar.

Mr. Goffredi has served as president and chief operating officer of our subsidiary VSE Aviation, Inc. since January 2015, when VSE Aviation, Inc. acquired Prime Turbines LLC (including both U.S. and Germany-based operations), CT Aerospace LLC, Kansas Aviation of Independence, L.L.C. and Air Parts & Supply Co. His focus and background includes business development, strategic original equipment manufacturer ("OEM") and major customer relations, supply chain management, engine and material acquisition, and operational excellence and improvement. Prior to joining VSE, Mr. Goffredi served for three years as Chief Operating Officer for Killick Aerospace, and 13 years with BBA Aviation as Program Director for all Honeywell Engine Programs. Mr. Goffredi received a Business Administration degree from Mesa State College (Colorado) and a Master of Business Administration in Marketing and Finance degree from The University of St. Thomas (Texas).

Mr. Moore joined VSE in September 2019 as president of VSE’s Federal Services Group. Prior to joining VSE, Mr. Moore held the position of Chief Business Development Officer for S&K Technologies, Inc. since 2018. He was the President of RAM3 Consulting from 2017 to 2018, and Vice President of Business Development and Strategy at IAP Worldwide Services, Inc. in 2017. Mr. Moore earned a Master of Business Administration (MBA) from Oklahoma City University, and a Bachelor of Science degree in Technology Management from the University of Maryland University College.

Mr. Wheeler has served as president and chief operating officer of our subsidiary Wheeler Bros., Inc. ("WBI") since July 2013. Since 1991, Mr. Wheeler has served in various roles at WBI, including Senior Vice President of Operations, Senior Vice President of Sales and Marketing, and Marketing and Sales Manager. While serving as Marketing and Sales Manager, Mr. Wheeler coordinated implementation of WBI's Managed Inventory Program which is used at the Vehicle Maintenance Facilities of the United States Postal Service throughout the country. Mr. Wheeler received a Marketing degree from Indiana University of Pennsylvania.

PERFORMANCE-BASED MONETARY INCENTIVE COMPENSATION

The actual incentive compensation payable under our Performance Bonus Plan and Executive Officer Incentive Compensation Plan, Deferred Supplemental Compensation Plan and Restricted Stock Plan described below reduces the Company’s consolidated net income that is used to calculate the aggregate incentive compensation amounts that are payable under each of such incentive plans.

Bonus Incentives

Performance-based incentive compensation is awarded to VSE’s officers participating in either (but not both plans in respect of any one fiscal year) the Company’s Performance Bonus Plan and Executive Officer Incentive Compensation Plan (the “Executive Incentive Plan”). The Committee recommended and the Board adopted a Performance Bonus Plan based on achieving annual financial results in excess of financial thresholds established by the Committee and approved by the Board at the beginning of each year (the “Bonus Plan.”) After having been recommended by the Committee, the Executive Incentive Plan was approved by the Board in March 2019 and by the stockholders in April 2019. The Executive Incentive Plan is intended to provide specified executive officers with incentive compensation based on the Company’s financial performance to enhance stockholder value in a manner substantially similar to the Bonus Plan and to utilize the deductibility for VSE's federal income tax purposes of any bonuses paid by the Company under such plan. For 2019, our bonus pool for corporate executives (except for group or subsidiary presidents), officers and corporate staff is determined by achieving a certain return on beginning stockholders’ equity calculated by dividing VSE’s net income for the year by the stockholders’ equity as of the beginning of the year (“ROE”). For 2019, the Committee recommended, and the Board approved, a ROE maximum target range, including minimum and maximum thresholds based on organic earnings growth over the prior year.

Beginning in 2020, VSE’s Executive Incentive Plan for Messrs. Cuomo, Loftus and Kiernan will consist of four weighted factors: revenue (30%), pre-tax profit (30%), free cash flow (30%) and subjective (10%), as indicated below in “Subsequent actions for 2020.” Similar weighted factors are determined for each of the Group Presidents depending on their respective markets.

In December 2019, the Committee recommended, and the Board approved, the awarding of performance bonuses to the NEOs (other than Mr. Gauthier) under the Executive Incentive Plan for 2019. These bonus amounts ranged from 20% of base salary for achieving a ROE of 10.8% to a maximum 125% of base salary for Mr. Cuomo, Loftus and Kiernan for achieving a ROE of 16.0% or more. The maximum eligible bonus potential for the Executive Incentive Plan year 2019 is set forth below.

Name	Maximum Bonus Potential
John A. Cuomo	$856,250
Thomas R. Loftus	$506,310
Thomas M. Kiernan	$434,764
Chad M. Wheeler	$472,164
Paul W. Goffredi	$373,968

See "Compensation of CEO - Predecessor CEO Compensation for 2019" below for information regarding payments made to Mr. Gauthier as CEO in lieu of participating in the Executive Incentive Plan.

In determining performance-based incentive compensation for 2019, the Committee and the Board approved 11.3% as VSE’s actual ROE for 2019, as compared to the maximum ROE corporate target of 16.0%. The aggregate annual performance bonuses under the Bonus Plan and Executive Incentive Plan were approximately $3.7 million. Specific amounts paid to NEOs under the Executive Incentive Plan are reported in the “Summary Compensation Table” below under the heading “Non-Equity Incentive Plan Compensation.”

The goals consist principally of operating income targets for operating group executives, and ROE targets for corporate staff, corporate officers and corporate executives. The CEO, Chief Financial Officer and three other NEOs participate in the Executive Incentive Plan (but not in the Bonus Plan). To participate in the Bonus Plan or Executive Incentive Plan, an executive must be an employee during the fiscal year that the bonus payment is earned and subsequently when the bonus payment is payable. During 2019 the pool thresholds were established as follows:

•
The bonus pool for operating group executives, including group presidents, is determined by each group's cumulative operating income thresholds. The groups’ cumulative operating income thresholds are based on a minimum ROE of 10.8%. Individual operating group executives’ bonuses are capped at 125% of salary.

•
The bonus pool for corporate staff, corporate officers, and corporate executives is determined as a percentage of salary based on a ROE at a 10.8% minimum threshold. Individual administrative bonuses are capped at 22% of salary for corporate staff, 85% of salary for a majority of the non-NEO corporate officers and 125% of salary for NEOs, including the CEO and Chief Financial Officer.

As ROE equals or increases above the 10.8% minimum threshold, the bonus pool is created and will continue to increase as ROE (net of all compensation costs) increases up to the maximum target of 16.0%. At year-end, the Committee exercises its discretion in determining how much of the pool to allocate to both operations personnel and corporate staff based, in part, upon executive management’s recommendation and the Company’s overall performance. In 2019, the ROE was 11.3% as approved by the Committee and the Board, compared to the maximum bonus pool target based on a 16.0% ROE.

Subsequent Committee Actions for 2020:

In February 2020, following the recommendation of the Committee, the Board approved changing from a single ROE metric to four weighted factors: revenue (30%), pre-tax profit (30%), free cash flow (30%) and subjective (10%), respectively, for the 2020 bonus pool under the Corporate Bonus Plan and Executive Incentive Plan.

For 2020, the pool thresholds for corporate staff, corporate officers, and corporate executives were established as follows:

•
The bonus pool for corporate staff, corporate officers, and corporate executives is determined as a percentage of salary based on a minimum threshold for the performance year. Individual bonuses are capped at 125% of salary for the CEO, 85% of salary for the CFO, and 80% of salary for the other NEOs.

•	The bonus pools for the business units are determined by similar weighted factors for the corporate executives based on board approved metrics for their respective businesses.

The CEO maintains discretion on annual performance bonus allocation (except for the CEO) for all administrative NEOs and staff. Once the bonus pool is determined, the CEO will determine the amount distributed to each administrative NEO, taking into consideration performance execution and market factors.

For information regarding the CEO’s base salary, performance bonus and other compensation for 2020, see “Compensation of CEO - Compensation Approved for 2020” and “Other Compensation Policies - Employment Contracts and Severance Agreement” sections below.

Long-Term Incentive Compensation

VSE provides long-term incentive compensation to its NEOs in consideration of their contributions to the Company’s profitability and ROE. The two components of the Company’s long-term incentive program are the Deferred Supplemental Compensation Plan and the 2006 Restricted Stock Plan.

Deferred Supplemental Compensation Plan

VSE has a non-qualified Deferred Supplemental Compensation Plan (“DSC Plan”) for certain VSE corporate officers, including NEOs and other key management representatives. The objective of the DSC Plan is to compensate executives for their contribution to VSE’s profitability. The DSC Plan provides, at the Board’s discretion, for an incentive pool to be created through an annual contribution to the plan not to exceed 12% of VSE’s consolidated net income for the year. Each participant’s potential allocation from the annual contribution bears the same percentage of the annual contribution as that participant’s salary bears to total annual participant salaries.

Benefits are payable to participants on retirement or resignation, subject to a vesting schedule, two-year non-competition agreement and other plan provisions, or on a change of control of VSE as described in the “Employment Contracts and Severance Agreements” section below. The Board believes the vesting schedule and completion of the non-competition agreement prior to receiving a distribution create an additional benefit of promoting executive retention.

    In December 2018, the Committee recommended and the Board approved an annual contribution of 8% of VSE’s consolidated net income, adjusted so the DSC awards may not exceed 32% of the participant’s annual salary to constitute the DSC Plan pool for 2019. Eight percent of VSE’s 2019 net income, as adjusted, is approximately $2.1 million, which was the amount authorized in December 2019 and allocated to 31 participant accounts, including a total of approximately $677 thousand allocated to the NEOs (other than Mr. Gauthier). The Committee recommended and the Board approved

Subsequent Committee Actions for 2020:

In December 2019, the Committee recommended and the Board approved an annual contribution of 8% of VSE’s consolidated net income for VSE’s fiscal year ending December 31, 2020 to constitute the DSC Plan pool for nine selected participants for 2020.The Committee recommended and the Board approved that the DSC awards may not exceed 32% of the participant’s annual salary.

Restricted Stock
The Committee believes that compensating executives with Restricted Stock pursuant to VSE’s 2006 Restricted Stock Plan ("Restricted Stock Plan") promotes a long-term focus on the Company’s operational and financial performance and provides our executives with a means to establish an equity stake in the Company that will further align their interests with our stockholders’ interests. In addition, the vesting provisions and other restrictions on sale of the equity awards encourage retention. The Restricted Stock Plan for executives includes a three-year vesting schedule and two-year stock sales restriction period.

Under the Restricted Stock Plan, a dollar-denominated award equal to a percentage of a participant’s base salary can be earned based on the Company’s level of achievement of applicable Return on Equity (ROE) targets. For 2019, the award potential ranged from 20% of base salary for a 10% ROE to 90% of the base salary for a ROE of 12.8% and higher for NEOs other than the CEO. For the CEO, the Restricted Stock Plan award could have ranged from 25% of base salary for a 10% ROE to 120% of base salary for a ROE of 12.8% or higher.

For 2019, VSE’s ROE was 11.3%, as approved by the Committee and the Board, compared to the maximum target of 13.5%. The CEO was awarded Restricted Stock equal to 40% of his base salary compared to the maximum target of 120% of his base salary for 2019 subject to vesting and other restrictions, as reported in the “Compensation of Chief Executive Officer” section below. NEOs other than the CEO were awarded Restricted Stock under the Restricted Stock Plan equal to 30% of their base salary for 2019 compared to the maximum target of 90%, subject to vesting and other restrictions. Specific amounts awarded to the NEOs (other than Mr. Gauthier) for 2019 under the Restricted Stock Plan are reported in the Summary Compensation Table below under the heading “Stock Awards.” The following table displays potential Restricted Stock Awards based on ROE performance for 2019.

2019 Restricted Stock - Compensation Table:

ROE	% of Base Salary NEOs other than CEO	% Base Salary-CEO
12.8% & higher	90%	120%
12.3%	65%	90%
11.8%	45%	60%
11.3%	30%	40%
10.8%	20%	25%
Below 10.8%	0%	0%

See "Compensation of CEO - Predecessor CEO Compensation for 2019" below for information for Restricted Stock Awards made to Mr. Gauthier as CEO.

Subsequent Committee Actions for 2020:

In February 2020, the Committee recommended and the Board approved targets for 2020 that range for NEOs, other than the CEO, from 20% of their base salary for a 10.5% ROE to 70% of their base salary for a ROE of 12.5% or higher. The ROE targets are derived from targets for organic growth in earnings per share.

For information regarding the CEO’s base salary, performance bonus, Restricted Stock and other compensation for 2020, see “Compensation of CEO - Compensation Approved for 2020” and “Other Compensation Policies - Employment Contracts and Severance Agreement” sections below.

2020 Restricted Stock - Compensation Table:

The following table displays potential Restricted Stock Awards based for 2020 on ROE performance for the CEO, CFO and other NEOs. The plan target is 11.3% ROE. The actual percentage of salary will be determined on a mathematical calculation between the cap of 12.5% and floor of 10.5% ROE based on the table. Unlike 2019, NEOs will receive Restricted Stock as indicated if the ROE is below the floor of 10.5%.

ROE	% of Base Salary NEOs other than CFO and CEO[1]	% of Base Salary - CFO	% of Base Salary - CEO[1]
12.5% & higher	70%	75%	120%
11.3%	50%	55%	75%
Below 10.5%	20%	25%	30%

(1) For information regarding the CEO’s base salary, performance bonus, Restricted Stock and other compensation for 2020, see “Compensation of CEO - Compensation Approved for 2020” and “Other Compensation Policies - Employment Contracts and Severance Agreement” sections below.

Awards made under the Restricted Stock Plan are subject to Committee authorization based on audited financial results, including total compensation costs, competitiveness of total executive compensation and other factors determined by the Committee and Board. The Committee may, in its sole discretion, reduce or totally eliminate an award to the extent it determines that such reduction or elimination is appropriate under facts and circumstances the Committee deems relevant.

As discussed below under “Proposal No. 2 -Approval of Amendments to VSE’s 2006 Restricted Stock Plan,” stockholders will be asked at the Annual Meeting to approve amendments to the 2006 Restricted Stock Plan (a) extending its term from May 6, 2021 to May 6, 2027, (b) increasing by 500,000 shares the VSE common stock authorized for issuance under the Plan, and (c) permitting non-employee directors to elect to receive all or a portion of their annual retainer fee in VSE Stock.

Other Compensation

VSE executive officers, including NEOs, are eligible to participate in the VSE Employee 401(k) Plan, which is an Internal Revenue Service qualified plan available to all eligible employees.

During 2019, VSE paid a 401(k) matching contribution equal to 100% of the employee deferral on the first 3% of the employee pay deferred and 50% of the employee deferral on the next 2% of the employee pay deferred, with all such contributions fully vested when made.

Specific amounts contributed to the VSE 401(k) Plan on behalf of the NEOs are included in the “Summary Compensation Table” under the heading “All other compensation” set forth below.

VSE does not provide any of its executives, including the NEOs, with perquisites or other personal benefits having a total annual value in excess of $10,000. The Committee periodically reviews the levels of perquisites and other personal benefits provided to the NEOs.

COMPENSATION OF CEO

CEO Compensation Awarded for 2019

On March 15, 2019, VSE and John A. Cuomo entered into an employment agreement pursuant to which Mr. Cuomo became VSE's CEO and President on April 15, 2019. Mr. Cuomo was compensated under his employment agreement during 2019 as follows:

(a) an annual base salary of $685,000; (b) a performance bonus under the Executive Officer Incentive Plan in an amount, if any, up to a maximum of $856,250 (if the maximum target of ROE for 2019 was satisfied); (c) 57,801 shares of VSE’s common stock, with subsequent vesting and issuance dates, subject to the term of his employment not having been terminated before such respective dates, as follows: 19,267 of such shares being vested and issued to Mr. Cuomo on each April 14 of 2020, 2021 and 2022; (d) a cash bonus of $25,000 to cover moving and relocation expenses; and (e) participation in (i) the DSC Plan in an amount, if any, up to a maximum of $219,200 (32% of his annual base salary) and (ii) the Restricted Stock Plan in an amount, if any, up to a maximum of $822,000 (120% of his annual base salary), as determined by the Compensation and Human Resources Committee and approved by the Board.

Predecessor CEO Compensation for 2019

In December 2018, the Committee recommended and the Board approved the following compensation for 2019 for Mr. Gauthier, who served as VSE’s CEO, President and Chief Operating Officer until April 14, 2019: (a) $810,000 in annual base salary, (b) participation in the DSC Plan (subject to an aggregate annual contribution not to exceed 8% of VSE's consolidated net income for the 2019 fiscal year and for all participants in the plan) and limiting awards so as not to exceed 32% of base salary, (c) a participation in the Executive Incentive Plan of up to 125% of Mr. Gauthier’s base salary for 2019 (or a maximum bonus of $1,012,500), and (d) an award under the Restricted Stock Plan of restricted VSE Stock in an amount of up to 135% of his base salary for 2019 (or a maximum of $1,093,500). Mr. Gauthier participated in the Executive Incentive Plan.

Mr. Gauthier served as VSE’s CEO, President and Chief Operating Officer from April 2008 to April 14, 2019. For the period commencing on January 1, 2019 and ending on April 14, 2019 (the “Stub Term”), Mr. Gauthier was compensated as follows: (i) a salary of $74,250 per month; (ii) $222,750, in lieu of participating in the Executive Incentive Plan; (iii) $71,280, in lieu of participating in the DSC Plan; and (iv) an award under the Restricted Stock Plan in an amount equal to $300,713, paid in fully vested VSE Stock, with the number of shares of such VSE Stock calculated by dividing the amount of the award by the closing price of VSE Stock on the first trading day after expiration of the Stub Term.

For the period commencing on April 15, 2019 and ending on April 26, 2019 (the “Interim Period”), Mr. Gauthier, as a VSE employee, assisted in the transition to Mr. Cuomo as the successor CEO and President. During such Interim Period, Mr. Gauthier was compensated as follows: (i) a salary of $64,350; (ii) $64,350, in lieu of participating in the Executive Incentive Plan; (iii) $20,592, in lieu of participating in the DSC Plan; and (iv) $86,873 in lieu of fully vested VSE stock, which is equivalent to an award under the Restricted Stock Plan.

Pursuant to Mr. Gauthier’s employment agreement, as amended on March 1, 2019, since expiration of the Interim Period, he has served VSE as an independent contractor, rendering consulting services of up to 14 hours per month, primarily in respect of the transition to Mr. Cuomo as a successor CEO and President, and VSE compensated Mr. Gauthier for such services at the rate of $10,000 per month. Such consulting period will terminate in April 2020.

CEO Compensation Approved for 2020

In December 2019, the Committee recommended and the Board approved the following compensation for 2020 for Mr. Cuomo: $685,000 in base salary; (b) participation in the DSC Plan to be distributed among each of the plan participants, subject to an aggregate annual contribution by VSE of 8% (range is 0 to 12%) for the fiscal year ending December 31, 2020, not to exceed 32% of his annual based salary, (c) a participation in the Executive Incentive Plan of up to 125% of Mr. Cuomo’s base salary for 2020 (or a maximum bonus of $856,250), and (d) a Restricted Stock award under VSE’s Restricted Stock Plan of up to 120% of Mr. Cuomo’s base salary for 2020 (or a maximum Restricted Stock award of $822,000).

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OTHER COMPENSATION POLICIES

Employment Contracts and Severance Agreements

CEO

Pursuant to an employment agreement, dated March 15, 2019, between VSE and Mr. Cuomo (the "Employment Agreement"), Mr. Cuomo serves as VSE's CEO and President at a base salary of $685,000 per annum. Mr. Cuomo is employed for a term that commenced on April 15, 2019 and will end on April 14, 2022, subject to an automatic extension for a successive one-year period unless notice not to renew is given by VSE or Mr. Cuomo, at least 90 days prior to the expiration of the term. Mr. Cuomo's base salary will be subject to review each December, commencing with December 2019, provided that his base salary shall not be less than $685,000 per annum. Mr. Cuomo is also eligible to receive an annual performance bonus each year up to a maximum amount of not less than 100% of his base salary subject to the satisfaction of performance criteria to be determined by the Board under the Executive Incentive Plan. He also participates in the DSC Plan and Restricted Stock Plan. As an inducement to become VSE's CEO and President, Mr. Cuomo also received a Restricted Stock unit grant of 57,801 shares of VSE common stock, par value $.05 per share, with subsequent vesting and issue dates, subject to Mr. Cuomo's employment not having been terminated, as follows: 19,267 of such shares being vested and issued to Mr. Cuomo on April 14, 2020, April 14, 2021 and April 14, 2022. Mr. Cuomo received a cash bonus of $25,000 to cover moving and relocation expenses.

Mr. Cuomo's employment may be terminated by the Board for “Cause” as defined in the Employment Agreement, and his employment may also be terminated in the case of his death or disability. If Mr. Cuomo's employment is terminated because of death or disability, he or his beneficiary, as the case may be, will be paid his annual base salary then in effect for one full year from the date of death or disability and a lump sum equal to the Annualized Performance Bonus (as defined in the Employment Agreement) for the year of termination.

Mr. Cuomo's employment may also be terminated by VSE without Cause with 30 days' prior notice. If such a termination without Cause occurs not during a “Change of Control Period” (as defined in the Employment Agreement), Mr. Cuomo will be entitled to, among other things, a lump sum cash payment equal to the sum of 150% of his base salary in effect as of the termination date and the Annualized Performance Bonus. If a termination by VSE without Cause occurs during a Change of Control Period, Mr. Cuomo will be entitled to, among other things, a lump sum cash payment equal to the sum of 2.5 times his base salary and the Annualized Performance Bonus, subject to certain adjustments. If Mr. Cuomo’s employment expires on April 14, 2022 because VSE elected not to extend his employment under the Employment Agreement for one year to April 14, 2023, such expiration will be treated as a termination by VSE without Cause under the Employment Agreement. In such event, Mr. Cuomo will be entitled to, among other things, a lump sum cash payment equal to (a) the sum of 150% of his base salary and the Annualized Performance Bonus if the termination is not during a Change of Control Period and (b) the sum of one times his base salary and the Annualized Performance Bonus if the termination is during a Change of Control Period. Mr. Cuomo may terminate the Employment Agreement for “Good Reason” (as defined in the Employment Agreement), on 30 days' notice, and in such event Mr. Cuomo shall be entitled to, among other things, a lump sum cash payment equal to the sum of two times his annual base salary and the Annualized Performance Bonus, subject to certain adjustments.

The Employment Agreement includes undertakings by Mr. Cuomo regarding exclusive services and business opportunities during his employment term, and covenants regarding the safeguarding and return of confidential data, the non-solicitation of employees for a two-year period following termination and non-involvement, directly or indirectly, in any business enterprise that competes with VSE during his employment term and for a two-year period thereafter.

Predecessor CEO

On March 1, 2019, VSE and Mr. Gauthier amended their amended and restated employment agreement, dated December 6, 2013 (as amended on December 14, 2016), to provide, among other things, that Mr. Gauthier will continue to serve as a director, CEO, President and Chief Operating Officer of VSE until April 14, 2019. For a discussion of the compensation payable to Mr. Gauthier under his employment agreement as amended on March 1, 2019, see “Compensation of CEO -- Compensation Approved for 2019” section above. The term of Mr. Gauthier's employment under the employment agreement as VSE’s CEO, President and Chief Operating Officer expired on April 14, 2019, when he resigned from such positions (and as a VSE director).

Other NEOs

The Company has also entered into an employment agreement with Mr. Loftus and a severance agreement with Mr. Kiernan. These agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under these agreements is also summarized in the “Executive Compensation” section below under the caption “Potential Payments on Termination or Change of Control.”

Payments Made On Termination

On termination of Mr. Loftus’ or Mr. Kiernan’s employment with VSE, they will be entitled to receive amounts earned during his term of employment, including salary through date of termination, unused vacation pay and reimbursement for company business and travel expenses. If VSE terminates Mr. Loftus’ employment without "Cause" before expiration of the term thereof under his employment agreement, Mr. Loftus will be entitled to a lump sum severance payment equal to his then annual base salary. If VSE terminates Mr. Kiernan’s employment without "Cause" or he resigns for “Good Reason” (as such terms are defined in his severance agreement), Mr. Kiernan will be entitled to a severance benefit equal to continuation of his base salary for 12 months.

Mr. Loftus and Mr. Kiernan also will retain a vested interest in and will be entitled to receive payment in accordance with respective plan documents and other applicable procedures, restrictions (such as termination-for-cause), and expiration dates in respect of his 401(k) plan account, DSC Plan account and Restricted Stock.

Mr. Loftus and Mr. Kiernan are also entitled to continue participation in our group health plans for a period of 18 months (COBRA continuation coverage) following termination on payment of 102% of the monthly premium charged to us for such coverage. We have no executive-only health benefit plans.

Payments Made On Death or Disability

In addition to the benefits listed under the headings “Payments Made On Termination” above, in the event of Mr. Loftus’ death or disability, his designated beneficiary or he, as the case may be, will be paid his base salary then in effect for one full year following the date of death or disability.

Payments Made On Change of Control

VSE’s employment agreement with Mr. Loftus provides if a change of control of VSE occurs, Mr. Loftus may terminate the employment agreement on 30 days’ notice. If Mr. Loftus’ employment is terminated following a change of control, in addition to the benefits listed above under “Payments Made on Termination,” Mr. Loftus will receive a lump sum payment equal to his base salary; full vesting and payment of his DSC Plan account and Restricted Stock Plan benefits.

Pursuant to Mr. Loftus’ agreement, a change of control is deemed to have occurred on the occurrence of any of the following events:

•	30% or more of the outstanding VSE Stock is acquired beneficially by one or more persons acting together in concert or otherwise;

•	A cash tender or exchange offer is completed for an aggregate of 40% or more of the outstanding VSE Stock;

•
Our stockholders approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of our assets, unless after the merger or consolidation, VSE is the surviving corporation and more than 50% of the outstanding VSE Stock is beneficially owned by existing VSE stockholders immediately before the merger, consolidation or asset sale; or

•	Two or more directors are elected to the Board without having previously been nominated and approved by the Board members immediately prior to such election.

Executive Compensation Recovery

In March 2014, the Board approved a provision, sometimes referred to as a clawback provision, where in the event of a material misstatement of the Company’s financial statements, as determined by the Company and confirmed by the Company’s independent auditors, the Board, in its sole discretion, may direct the Company to recover all or a portion of incentive based compensation (including bonus payments, Restricted Stock awards, and deferred supplemental compensation awarded to a current or former participant in the Plan). Notwithstanding the foregoing, this statement shall only apply to (a) a current or former participant who, as determined by the Board, was an “officer” (as defined in Section 16 of the Securities Exchange Act of 1934, as amended) of the Company at the time of the award or anytime thereafter, and (b) a material misstatement of the Company’s financial statements that occurred within three years preceding the date on which the Company is required to prepare a restatement.

STOCK RETENTION GUIDELINES

To ensure alignment of the interests of our directors and executive officers with those of our stockholders, the Committee recommended and the Board approved Stock Retention Guidelines for directors and Restricted Stock Plan participants. Beyond the normal vesting schedule and two-year Stock sales restriction period, it is the Board’s sense that the guidelines for Restricted Stock retention be phased in over time. It is also the Board’s intent that these guidelines be subject to annual Board review and, under certain circumstances, be subject to Board waiver. The recommended guidelines for the retention of Restricted Stock are as follows:

Directors: each current director will be expected to retain VSE Stock of market value equivalent to five years of the director’s cash portion of his or her annual retainer. Any director appointed after the date of these guidelines will be expected to retain at least as much VSE Stock as the director’s earned cumulative cash retainer until such time the market value of his or her VSE Stock is equal to at least five years of the director’s cash portion of the retainer.

New directors and officers will be expected to retain their allocated stock to achieve over time the suggested holding thresholds referenced above, but they will not be required to purchase VSE Stock on the open market to achieve such thresholds.

If non-employee directors remain in compliance with the Stock Retention Guidelines, they are permitted to designate, on a share by share basis, tradable VSE shares they own that will be subject to the two-year restriction period under the Restricted Stock Plan in lieu of holding restrictive Stock that would otherwise be subject to the two-year transfer restrictive period.

Management Team:

CEO: the CEO is expected to retain VSE Stock of market value equal to five years of the CEO’s current base salary.

Other NEOs: Each of the other NEOs is expected to retain VSE Stock with a market value equal to three years of the NEO’s current base salary.

Corporate Officers other than NEOs: Each of these officers is expected to retain VSE Stock with a market value equal to two years of his or her current base salary.

Other Restricted Stock Plan participants: Each of these officers is expected to retain VSE Stock with a market value equal to one year of his or her current base salary.

While both directors and officers are expected to maintain their VSE Stock positions as outlined above, these guidelines are not intended for directors or officers to be obligated to purchase stock on the open market to rebalance their holdings that may fall below the suggested guidelines referenced above as a result of unusual swings in the market value of VSE Stock during any particular period.

Tax Deductibility

The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that companies may not deduct compensation of more than $1,000,000 that is paid to certain individuals. However, in certain situations, the Committee may approve compensation that will not meet these requirements to ensure competitive levels of total compensation for its executive officers. We believe that all the compensation paid to the NEOs (other than Mr. Gauthier as CEO) for 2018 and 2019 was deductible for federal income tax purposes, except for DSC contributions that may not be deducted until distributed in accordance with Internal Revenue Service regulations. We also believe that $543,550 and $1,109,700 of the compensation paid to Mr. Gauthier for 2018 and 2019, respectively, is not deductible for federal income tax purposes.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committee has reviewed the preceding Compensation Discussion and Analysis and the Chairman of the Committee has discussed its contents with VSE management. Based on the review and discussions, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in the Proxy Statement.

Compensation and Human Resources Committee:	Calvin S. Koonce, Chairman
Mark E. Ferguson
John E. Potter
Bonnie K. Wachtel

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EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the NEOs in each of the last three fiscal years.

Name and principal position ___________ (a)	Year ____ (b)	Salary ($) ______ (c)	Bonus ($) ______ (d)	Stock awards ($) (1) _______ (e)	Option awards ($) ______ (f)	Non-equity incentive plan compensation ($) (2) _______ (g)	Change in pension value and non-qualified deferred compensation earnings ($) _______ (h)	All other compensation ($) (3) _______ (i)	Total ($) ______ (j)
John A. Cuomo CEO and President (4)	2019	485,208	—	274,000	—	274,000	—	228,431	1,261,639
	2018	—	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—	—
Maurice A. Gauthier CEO, President and Chief Operating Officer (5)	2019	287,100	—	300,713	—	287,100	—	182,795	1,057,708
	2018	810,000	—	486,000	—	465,750	—	270,200	2,031,950
	2017	780,000	—	803,400	—	592,800	—	260,400	2,436,600
Thomas R. Loftus Executive Vice President and Chief Financial Officer	2019	405,048	—	121,514	—	141,767	—	140,815	809,144
	2018	401,037	—	160,415	—	220,570	—	139,332	921,354
	2017	337,006	—	205,574	—	256,125	—	118,642	917,347
Thomas M. Kiernan Vice President, General Counsel and Corporate Secretary	2019	347,811	—	104,343	—	121,734	—	122,500	696,388
	2018	316,192	—	126,477	—	173,906	—	112,181	728,756
	2017	282,314	—	172,212	—	214,559	—	101,140	770,225
Chad M. Wheeler President, Wheeler Bros., Inc.	2019	377,731	—	113,319	—	100,000	—	132,074	723,124
	2018	337,260	—	134,904	—	240,000	—	118,923	831,087
	2017	301,126	—	183,687	—	250,000	—	107,160	841,973
Paul W. Goffredi President, VSE Aviation, Inc.	2019	299,174	—	89,752	—	150,000	—	101,734	640,660
	2018	249,312	—	99,725	—	155,000	—	89,752	593,789
	2017	242,050	—	147,651	—	—	—	87,428	477,129

Notes to Summary Compensation Table

1.
The amounts reported in column (e) represent annual performance-based awards under the Restricted Stock Plan. The amounts in this column reflect the aggregate grant date fair values of Restricted Stock Plan awards computed in accordance with applicable accounting guidance. The Restricted Stock Plan awards were based on the Incentive ROE of 11.3% for 2019 and, except in respect of Mr. Gauthier, are subject to a three-year vesting schedule: one-third of the award vests after completion of our annual financial audit and one-third on each of the next two anniversaries of such initial vesting date, subject to continued employment with the Company. All of Mr. Gauthier's Restricted Stock became fully vested upon his resignation as a VSE officer on April 14, 2019. Restricted Stock awarded under the Restricted Stock Plan is further subject to a two-year holding period and other restrictions on sale. See discussion above under the caption “Executive Compensation Components-Long-Term Incentive Compensation.”

2.
The amounts reported in column (g) represent cash paid to the NEOs under VSE’s Performance Bonus Plan or Executive Incentive Plan, which are discussed above under “Executive Compensation Components-Performance-Based Monetary Incentive Compensation.”

3.
The amounts reported in column (i) represent 401(k) plan matching contributions allocated to each of the NEOs’ accounts pursuant to VSE’s Employee 401(k) Plan discussed above under “Executive Compensation Components-Other Compensation” (Mr. Cuomo - $9,231; Mr. Gauthier - $4,050, Mr. Loftus - $11,200, Mr. Kiernan - $11,200, Mr. Wheeler - $11,200, and Mr. Goffredi - $5,998). Also reported in column (i) is the amount allocated to each NEO’s account under the DSC Plan.

See discussion above under “Executive Compensation Components - Deferred Supplemental Compensation” (Mr. Cuomo - $219,200, Mr. Loftus - $129,615, Mr. Kiernan - $111,300, Mr. Wheeler - $120,874, and Mr. Goffredi - $95,736).

4. Mr. Cuomo became VSE's CEO and President on April 15, 2019.

5. Mr. Gauthier resigned as CEO, President and Chief Operating Officer effective April 14, 2019. For information regarding Mr. Gauthier's compensation for 2019, see "Compensation of CEO - Predecessor CEO Compensation for 2019" above, including an award of Restricted Stock.

Narrative to Summary Compensation Table

See “Compensation Discussion and Analysis” above for a description of the compensation plans pursuant to which the amounts listed in the “Summary Compensation Table” were paid or awarded and the criteria for such payments and awards.

Grants of Plan-Based Awards in Fiscal Year 2019 Table
The table below reports all grants of plan-based awards to each of the NEOs (other than Mr. Gauthier) for the year ended December 31, 2019.

Name ______ (a)	Grant Date ______ (b)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards (1)			All other stock awards: number of shares or units (#) _______ (i)	All other option awards: number of securities underlying options (#) _______ (j)	Exercise or base price of option awards ($) ______ (k)	Grant date fair value of stock and option awards ($) ________ (l)
		Threshold ($) _____ (c)	Target ($) _____ (d)	Maximum ($) _____ (e)	Threshold ($) _________ (f)	Target ($) ______ (g)	Maximum ($) _______ (h) (3)
John A. Cuomo (2)	3/12/19	--	--	--	274,000	822,000	822,000	--	--	--	274,000
Thomas R. Loftus	3/12/19	--	--	--	121,514	364,543	364,543	--	--	--	121,514
Thomas M. Kiernan	3/12/19	--	--	--	104,343	313,030	313,030	--	--	--	104,343
Chad M. Wheeler	3/12/19	--	--	--	113,319	339,958	339,958	--	--	--	113,319
Paul W. Goffredi	3/12/19	--	--	--	89,752	269,257	269,257	--	--	--	89,752

Notes to Grants of Plan-Based Awards Table

1.
The amounts reported above represent potential payments to the NEOs under the Restricted Stock Plan, which is discussed above under “Executive Compensation Components-Long-Term Incentive Compensation." For information regarding Mr. Gauthier's compensation for 2019, see "Compensation of CEO - Predecessor CEO Compensation for 2019" above, including an award of Restricted Stock.

2.	The amount reported above represents potential payments to Mr. Cuomo under the Restricted Stock Plan.

3.
The amounts in column (h) represent a maximum payout equivalent to 90% of the annual base salary of each NEO, except for Mr. Cuomo, whose maximum payout is equivalent to 120% of his annual base salary.

Narrative to Grants of Plan-Based Awards Table

See “Compensation Discussion and Analysis” above for a description of the Restricted Stock Plan pursuant to which the amounts listed in the “Grants of Plan-Based Awards in Fiscal Year 2019 Table” were paid or awarded and the criteria for such payments and awards.

Outstanding Equity Awards at Fiscal Year End Table

The table below reports all outstanding equity awards for each of the NEOs (other than Mr. Gauthier) for fiscal year ended December 31, 2019.

	Option awards (1)					Stock awards (2)(3)
Name _______ (a)	Number of securities underlying unexercised options exercisable (#) ________ (b)	Number of securities underlying unexercised options unexercisable (#) ________ (c)	Equity incentive plan awards: number of securities underling unexercised unearned options (#) ________ (d)	Option exercise price ($) ______ (e)	Option expiration date _______ (f)	Number of shares or units of stock that have not vested (#) _______ (g)	Market value of shares or units of stock that have not vested ($) ____ (h)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#) ________ (i)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) ________ (i)
John A. Cuomo	—	—	—		—	—	—	—	274,000
Thomas. R. Loftus	—	—	—		—	—	—	—	296,981
Thomas M. Kiernan	—	—	—		—	—	—	—	246,065
Chad M. Wheeler	—	—	—		—	—	—	—	264,484
Paul W. Goffredi	—	—	—		—	—	—	—	205,452

Notes to Outstanding Equity Awards Table

1.
All options that were granted to any NEOs under VSE’s 2004 Stock Option Plan had been exercised or had expired on or before December 31, 2009. Therefore, no option data appears in the Table. See discussion above under “Executive Compensation Components-Long-Term Incentive Compensation.”

2.
As discussed above, the Restricted Stock Plan provides for dollar-denominated awards that are subject to a three-year vesting schedule: one-third of the award vests after completion of VSE’s annual financial audit and one-third on each of the next two anniversaries of such initial vesting date. As each third of the dollar-denominated award vests, the award is converted into Restricted Stock based on the fair market value (closing market price) of VSE Stock at the date of conversion. Accordingly, the number of shares of Restricted Stock that have not vested is not currently determinable (see discussion above under “Executive Compensation Components-Long-Term Incentive Compensation”). The aggregate dollar-denominated value of all such awards that have not vested as of December 31, 2019 is reported in column (j) of the table.

3.	For information regarding equity awards to Mr. Gauthier, see "Compensation of CEO - Predecessor CEO Compensation for 2019" above.

Option Exercises and Stock Vested During Fiscal Year 2019 Table

The following table reports stock options exercised and stock awards vested by the NEOs during the fiscal year ended December 31, 2019.

	Option Awards		Stock Awards
Name __________ (a)	Number of shares acquired on exercise (#) __________ (b)	Value realized on exercise ($) (1) __________ (c)	Number of shares acquired on vesting (#) (2) ____________ (d)	Value realized on vesting ($) _________ (e)
John A. Cuomo	—	—	—	—
Maurice A. Gauthier[3]	—	—	31,925	1,027,201
Thomas R. Loftus	—	—	3,457	120,424
Thomas M. Kiernan	—	—	2,804	97,701
Chad M. Wheeler	—	—	3,110	108,348
Paul W. Goffredi	—	—	1,791	62,380

Notes to Options Exercises and Stock Vested Table

1.
No stock options were exercised by the NEOs during 2019. VSE has not granted any stock options to its employees, including officers, since December 31, 2005 and as of December 31, 2009 all VSE stock options had been exercised or had expired.

2.
The number of shares acquired pursuant to the Restricted Stock Plan on vesting reported in column (d) excludes the shares withheld for the minimum amount of taxes required to be withheld by the Company under applicable law, as follows: Mr. Gauthier-13,747 shares, Mr. Loftus-1,488 shares, Mr. Kiernan-1,208 shares, Mr. Wheeler-1,175 shares and Mr. Goffredi-576 shares. Mr. Cuomo was not granted shares in 2019. The value realized on vesting reported in column (e) represents the number of vested shares acquired valued at the closing market price for VSE Stock ($34.84 per share) on the vesting date (March 1, 2019), excluding the shares withheld for the minimum amount of taxes required to be withheld by the Company under applicable law.

3.
In addition to receiving stock through his employment through April 2019, Mr. Gauthier also received accelerated vesting for previously unvested stock awarded in 2017 and 2018, which are included in the above table.

Pension Benefits

VSE does not provide pension arrangements or post-retirement health coverage for executives and employees. VSE and each of its wholly owned subsidiaries sponsor participation in the VSE Employee 401(k) Plan and each of VSE subsidiaries, Energetics Incorporated and Akimeka, LLC, sponsors a profit-sharing plan, but no money was contributed to either plan for 2019. Each of the plans are IRS-qualified, defined contribution, money-purchase plans. VSE also has a nonqualified deferred compensation plan as discussed below.

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Nonqualified Deferred Compensation Table

The following table provides information related to potential benefits payable to each NEO under VSE’s Deferred Supplemental Compensation Plan as of and for the year ended December 31, 2019.

Name (1) ____________ (a)	Executive contributions in last FY ($) ____________ (b)	VSE contributions in last FY (2) ($) ___________ (c)	Aggregate earnings in last FY ($) ____________ (d)	Aggregate withdrawals/ distributions ($) ___________ (e)	Aggregate balance at last FYE (3) ($) ____________ (f)
John A. Cuomo	—	219,200	—	—	219,200
Maurice A. Gauthier	—	—	606,682	—	3,342,894
Thomas R. Loftus	—	129,615	410,927	—	2,298,539
Thomas M. Kiernan	—	111,300	236,443	—	1,258,963
Chad M. Wheeler	—	120,874	98,001	—	721,950
Paul W. Goffredi	—	95,736	23,294	—	271,797

Notes to Nonqualified Deferred Compensation Table

1.
Mr. Loftus has been a participant in the plan or predecessor plans for more than 20 years. Mr. Cuomo, Mr. Gauthier (who resigned on April 14, 2019), Mr. Kiernan, Mr. Wheeler and Mr. Goffredi have been participants for 8 months, 11.3 years, 11 years, nine years, and three years, respectively.

2.	Amounts reported in column (c) are reported in the Summary Compensation Table, column (i). Aggregate earnings (losses) reported in column (d) are not reported in the Summary Compensation Table.

3.
Amounts reported in column (f) include aggregate contributions that were reported as compensation to the NEOs in the Summary Compensation Table for previous years and aggregate earnings that were not reported as compensation. Aggregate contributions previously reported in the Summary Compensation Tables for the years 2000 through 2019, the period for which plan records identifying contributions to individual participants are available, and aggregate earnings (losses) for the same period, were as follows:

Aggregate Company Contributions and Earnings, 2000-2019

Name	Aggregate Company Contributions (S)	Aggregate Earnings ($)
John A. Cuomo	219,200	—
Maurice A. Gauthier	1,987,862	1,355,032
Thomas R. Loftus	1,281,120	1,099,333
Thomas M. Kiernan	880,950	378,013
Chad M. Wheeler	602,559	119,391
Paul W. Goffredi	252,972	18,825

Narrative to Nonqualified Deferred Compensation Table

We have a nonqualified, noncontributory Deferred Supplemental Compensation Plan (“DSC Plan”), which was adopted by the Board in 1994. The DSC Plan provides, at the Board’s discretion, for an annual contribution to the plan not to exceed 12% of our consolidated net income for the year. Each officer’s allocation from the annual contribution bears the same percentage to the annual contribution as that officer’s salary bears to total annual officer salaries. For 2019 an annual contribution of 8% of our consolidated net income (approximately $2.1 million, as adjusted) was authorized and allocated to 31 participant accounts, including a total of approximately $677,000 allocated to the NEOs’ accounts. For 2019, awards may not exceed 32% of any participant's annual salary.

Benefits under the plan are payable to the participant on retirement or resignation, subject to a vesting schedule, non-competition agreement, and other plan provisions, or if a change of control of VSE occurs. Our contributions to the DSC Plan are irrevocable and shall be used to pay benefits under the plan, subject to the claims of our general creditors.

Our annual contribution to the DSC Plan is deposited in a plan trust. The aggregate annual contribution is allocated for the benefit of each of the participants and credited to each of their respective Employer Contribution Accounts. Participants make investment elections for their respective account balances and annual contributions from a group of life insurance (COLI) investment funds managed by Lincoln Financial Group.

Potential Payments on Termination or Change of Control Table

The following table sets forth potential payments to our NEOs on termination of employment or a change of control of VSE. The amounts shown assume that such termination or termination on change of control was effective as of December 31, 2019 and are estimates of the amounts that would be paid to the NEOs on their termination. The actual amounts to be paid can only be determined at the time of such NEOs separation from VSE or any of our subsidiaries.

Potential Payments on Termination or Change of Control Table (1)

Name	Benefit	Termination Without Cause ($)	Termination on Change of Control ($)
John A. Cuomo (2)	Salary	2,055,000	2,055,000
	DSC Plan	219,200	219,200
	Restricted Stock	274,000	274,000
Thomas R. Loftus	Salary	405,048	405,048
	DSC Plan	2,380,453	2,380,453
	Restricted Stock	296,981	296,981
Thomas M. Kiernan	Salary	347,811	347,811
	DSC Plan	1,258,963	1,258,963
	Restricted Stock	246,065	246,065
Chad M. Wheeler	Salary	377,731	377,731
	DSC Plan	721,950	721,950
	Restricted Stock	264,484	264,484
Paul W. Goffredi	Salary	299,174	299,174
	DSC Plan	271,797	271,797
	Restricted Stock	205,452	205,452

Notes to Potential Payments on Termination or Change of Control Table

1.
The table excludes information with respect to contracts, agreements, plans, or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers and that are available generally to all salaried employees-for example, qualified benefit plan distributions and payment for unused vacation pay.

2.
The information regarding Mr. Cuomo is based on his employment agreement with VSE, dated March 15, 2019, which provided in the event of a termination by VSE during a change of control period, that Mr. Cuomo would be paid (a) a severance payment equal to the lesser of (i) three times his base salary in effect as of the termination date or (ii) such amount as would not trigger the application of Section 280G of the Internal Revenue Code and (b) an annualized performance bonus for the year in which the termination occurred, based on an estimate of VSE’s performance for the period before the termination date, as determined by the Compensation and Human Resources Committee, and on the terms and conditions of VSE’s annual bonus plan, and prorated to reflect the number of days out of 365 during which Mr. Cuomo was employed by VSE during the year of termination.

Narrative to Potential Payments on Termination or Change of Control Table.

See “Compensation Discussion and Analysis” above for a description of the potential payments awarded upon termination or change of control and the criteria for such payment.

Pay Ratio Disclosure Rule

The following information about the relationship between the compensation of our employees and the compensation of Mr. Cuomo, our CEO and President (and Principal Executive Officer or “PEO”), is provided in compliance with the requirements of Item 402(u) of Regulation S-K of the Securities Exchange Act of 1934. The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization. The Company believes its compensation philosophy and process yield an equitable result and is presenting such information for 2019 in accordance with the required disclosure as follows:

Median Employee total annual compensation	$49,476
Mr. Cuomo ("PEO”) 2019 total annual compensation	$2,020,950
Ratio of PEO to Median Employee Compensation	41:1

In determining the median employee, a listing was prepared of all employees as of December 31, 2019. Employees on leave of absence were excluded from the list and wages and salaries were annualized for those employees that were not employed for the full year of 2020, including Mr. Cuomo, whose employment began April 15, 2019. The median amount was determined based on the annualized list. For simplicity, the value of the Company’s 401(k) plan and medical benefits provided were excluded as all employees, including the PEO, are offered the same benefits and the Company utilizes the Internal Revenue Service safe harbor provision for 401(k) plan discrimination testing. As of December 31, 2019 the Company employed 2,229 persons, of which 667 have wages negotiated through a Collective Bargaining Agreement and 325 have wages determined by the Service Contract Act. Additionally, we employ a diverse range of employees, many of whom live and work in lower cost of living areas other than the Washington, D.C. Metropolitan area. The total annual compensation of Mr. Cuomo, VSE’s PEO as of December 31, 2019, has been annualized in view of the fact that he commenced service on April 15, 2019.

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Proposal No. 2

APPROVAL OF AMENDMENTS TO VSE’S 2006 RESTRICTED STOCK PLAN

We are requesting that stockholders vote in favor of amendments to our 2006 Restricted Stock Plan (the “Plan” or “Restricted Stock Plan”) to (a) extend the term during which awards can be made under the Plan from May 6, 2021 to May 6, 2027; (b) increase the VSE Stock authorized for issuance under the Plan from 1,000,000 shares to 1,500,000 shares, subject to adjustments for recapitalizations and certain other corporate transactions; and (c) permit non-employee directors, to elect on or before May 6, 2027, to receive all or a portion of their annual retainer fees in VSE Stock (collectively, the “Amendments”). The Amendments were approved by the Board on February 27, 2020, upon recommendation of the Compensation Committee (for purposes of this Proposal, the “Committee”), subject to the approval of our stockholders at the Annual Meeting.

If the Amendments are approved by stockholders, the Company will be able to continue after May 6, 2021, as discussed below, granting to its employees, including NEOs and employees of subsidiaries of the Company, and non-employee directors of VSE, awards of Restricted Stock and Restricted Stock units that entitle the grantees to receive VSE Stock (“Awards”). The Amendments will also permit non-employees directors to elect to receive all or a portion of their annual retainer fees in VSE Stock. As of the date of this Proxy Statement, 748,960 shares of Stock have been issued under the Plan since its effectiveness in May 2006 and 251,040 shares remain available for issuance pursuant to Awards that are granted on or before May 6, 2021. At the annual meeting held in May 2014, the stockholders approved an amendment to the Plan extending its term from May 3, 2016 to May 6, 2021. As of March 25, 2020, there were 11,029,169 shares of Stock outstanding.

If the stockholders approve the Amendments, no more than 1,500,000 shares of Stock (subject to certain adjustments), including the 748,960 shares previously issued under the Plan and the 251,040 shares currently available for issuance under the Plan, may be issued pursuant to Awards granted on or before May 6, 2027 or pursuant to elections made by non-employee directors on or before May 6, 2027 to receive all or a portion of his or her annual retainer fee in Stock. Rights to receive VSE Stock under the Plan that are forfeited pursuant to the terms of an Award will be available again for grant and issuance under the Plan. If the stockholders do not approve the Amendments, the current Plan will continue in effect, subject to its existing terms and conditions, and after May 6, 2021 no Awards will be granted under the Plan nor elections made by non-employee directors to receive all or any of their annual retainer fees in Stock. VSE reserves the right to consider and adopt such other compensation plans and programs, as it may deem appropriate and in the best interest of VSE and its stockholders.

The purpose of the Plan is to promote VSE’s ability to recruit and retain employees and non-employee directors and enhance the Company’s growth and profitability by providing the incentive of long-term awards and Stock issuances for continued employment and directorship and the attainment of performance objectives. In 2005 the Board determined that Restricted Stock is a more effective form of equity-based compensation than stock options and decided to discontinue awarding stock options under the Company’s 2004 stock option plan. The Company’s 2004 stock option plan expired in May 2014 with 560,000 shares unissued under the plan and no unexercised options outstanding under the plan. The Company’s use under the Plan of Restricted Stock or Restricted Stock units and Stock issuances to non-employee directors in lieu of cash compensation is intended to promote a long-term focus on our performance and to provide our employees and non-employee directors with a means to have an equity stake in VSE that will, in turn, align their interest with those of our stockholders.

The Restricted Stock Plan is the only compensation plan approved by the stockholders under which VSE equity securities are currently authorized for issuance to employees and directors. VSE’s 2004 Non-Employee Directors Stock Plan under which non-employee directors could elect to receive Stock of all or a portion of their annual retainer fees in Stock expired on December 31, 2018, with no VSE Stock remaining for issuance thereunder.

The Awards and other benefits, including Stock issuances, that may be granted to participants in the Plan if the Amendments are approved are not determinable. Set forth below are the Awards made under the Plan to each of the following persons and groups for the fiscal year ended December 31, 2019. Except for the Awards granted to non-executive directors, the Awards reflected below are dollar-denominated in an amount equal to a percentage of a participant’s base salary that can be earned based on VSE’s level of achievement of ROE targets.

(a)	To the current NEOs (1)(2): (i) John A. Cuomo: $274,000 (ii) Thomas R. Loftus: $121,514, (iii) Thomas M. Kiernan: $104,343, (iv) Chad M. Wheeler: $113,319, and (v) Paul W. Goffredi: $89,752;

(b)	To all current executive officers as a group (1)(2): Awards aggregating $702,928;

(c)	To all current directors who are not executive officers as a group (3): 16,100 shares based on Awards aggregating $596,862; and

(d)	To all employees, including all current officers who are not executive officers, as a group (1)(2): Awards aggregating $226,317.

Notes

1.
The reflected Awards are dollar denominated grants that are subject to a three-year vesting schedule, with one-third vesting after completion of VSE’s annual financial audit for the respective fiscal year and one third on each of the next two anniversaries of such initial vesting date, subject to continued employment with VSE. If an awardee is not employed by VSE on any of the three vesting dates, such awardee’s unvested shares are forfeited. As each third of the dollar denominated Award vests, the Award is converted into Restricted Stock based on the fair market value (closing market price) of the Stock on the conversion date. Accordingly, the number of shares of Restricted Stock is not currently determinable.

2.
For a further discussion of the granting of Awards to the NEOs, including vesting and forfeiture, see above under “Compensation Discussion and Analysis-Executive Compensation Components-Restricted Stock” and “Executive Compensation.”

3.
For a further discussion of Awards to current directors who are not executive officers, see above under Proposal No. 1 Election of Directors- “Compensation of Non-Employee Directors for 2019” and- “Director Compensation for Fiscal 2019 Table.”

Description of Plan

     The following is a summary of the material features of the Plan, as it will be amended if the stockholders approve the Amendments. The following summary does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Plan, which, as proposed to be amended, is attached to this Proxy Statement as Appendix A and is hereby incorporated by reference.

    Types of Awards; Eligibility. Awards of Restricted Stock and Restricted Stock units may be granted under the Plan (“Awards”). Awards of Restricted Stock are shares of VSE Stock that are awarded subject to such restrictions on transfer and such conditions of potential forfeiture as the Committee or Board may establish. Awards of Restricted Stock units are units valued by reference to the VSE Stock that a participant is entitled to receive, upon the settlement of the unit, after satisfaction of such conditions of potential forfeiture as the Committee or the Board may establish. Vested Units are settled on the basis of one share of VSE Stock for each unit. If the Amendments are approved by stockholders, VSE employees, including NEOs and employees of VSE subsidiaries, and non-employee directors of VSE will be eligible to receive Awards under the Plan. As of March 1, 2020, potentially eligible Plan participants included 33 employees, including NEOs, and seven non-employee directors.

    VSE Stock Subject to the Plan. As of the date of this Proxy Statement, 748,960 shares of Stock have been issued under the Plan since its initial effectiveness in May 2006 and 251,040 shares remain available for issuance pursuant to Awards granted on or before May 6, 2021. If the Amendments are approved by the stockholders, no more than 1,500,000 shares of VSE Stock, including the shares previously issued under the Plan and shares currently available for issuance, may be issued pursuant to Awards granted under the Plan or pursuant to elections by non-employee directors to receive all or a portion of their cash retainer in Stock, subject to adjustments for recapitalizations and certain other corporate transactions. Shares issued under the Plan may be either treasury shares or shares originally issued for this purpose. Rights to receive shares forfeited pursuant to the terms of an Award will be available again for grant and issuance under the Plan.

     Term of the Plan. After May 6, 2027, no Awards may be granted under the Plan nor elections made by non-employee directors to receive all or a portion of their annual retainer fees in Stock.

     Administration. The Plan will be administered by the Committee. The Board, however, will be responsible for administering any Awards granted to non-employee directors and Stock issuances to non-employee directors electing to receive all or a portion of their annual retainer fees in Stock.

     Terms of Awards. The terms and conditions of each Award of Restricted Stock or Restricted Stock units granted to an employee or non-employee director will be determined under the Plan. The Committee will determine the terms and conditions of each Award to an employee, including the period which generally will extend for at least six months from the date of grant, during which the recipient of an Award (the "Grantee") cannot sell, transfer, pledge or assign Awards (the "Restrictions"). The Committee will determine the rights that Grantees have with respect to Awards. Upon the grant of an Award of Restricted Stock, the Company will certificate the shares, but will not deliver such shares to the Grantee unless and until the Restrictions associated with the shares have been satisfied. When all Restrictions applicable to an Award lapse, the Company will deliver to the Grantee a certificate for the number of shares of VSE Stock without any legend or restriction (except as necessary to comply with applicable federal and state securities laws).

     Typically, each December the Board makes a determination regarding the granting of Awards to non-employee directors. Each Award to a non-employee director of Restricted Stock will be fully vested on the grant date. Awards of Restricted Stock to a non-employee director will also contain other terms and conditions as determined by the Board.

     Termination of Employment. If any Grantee’s employment is terminated, all of his or her Awards that are still subject to vesting will be forfeited by the Grantee. With respect to any Award, the Committee may, in its sole discretion, waive Restrictions in whole or in part, other than in the event of a Grantee’s retirement.

     Withholding. Tax liabilities incurred in connection with the grant of an Award or its vesting or lapse of Restrictions or settlement with respect to eligible employees will be satisfied by our withholding a portion of the shares subject to the Award that have a fair market value approximately equal to the minimum amount of taxes required to be withheld by VSE under applicable law. Subject to certain conditions specified in the Plan, a Grantee may elect to have taxes withheld in excess of the minimum amount required to be withheld or may satisfy his or her tax withholding in cash.

Elections by Non-Employee Directors to Receive Stock rather than Cash Compensation. Under the Plan, each non-employee director will be permitted to elect to receive all or a portion of his or her annual retainer fee in VSE Stock. No such elections were made by non-employee directors during 2019. Currently, VSE has seven non-employee directors.

Effective January 1, 2020, each non-employee director will be paid an annual retainer fee of $75,000. Each non-employee director will also receive in respect of 2020 an annual award under VSE’s 2006 Restricted Stock Plan of such number of shares of VSE Stock equal to $85,000 divided by the per share closing price of VSE Stock on the first trading day of 2020, rounded to the nearest 100 shares. The chairman of the Board’s Audit Committee, Compensation and Human Resources Committee and Nominating and Corporate Governance Committee will each paid an additional annual fee of $15,000, $10,000, and $7,500, respectively, for 2020. The Chairman of the Board will also be paid $75,000 for serving in such capacity during 2020.

For further information regarding the compensation of our non-employee directors, see “Compensation of Non-Employee Directors for 2020 under Proposal No. 1, Election of Directors” above.

The Plan in respect of non-employee directors will be administered by the Board. The Board, however, will only have the authority to determine terms and conditions of the VSE Stock issuances to non-employee directors under the Plan to the extent such terms and conditions are not otherwise stated in the Plan.

Terminating Events. In the event of VSE’s liquidation or a transaction or series of transactions in which an unaffiliated third party acquires VSE Stock ownership such that this person has the ability to direct the Company's management, as determined by the Board in its sole discretion, the Committee may provide that upon consummation of such an event, any outstanding Awards will vest in full or in part or that all Restricted Stock or Restricted Stock units that have been previously deferred be transferred to the recipient.

    Amendment or Termination. The Plan may be amended by the Board or the Committee and may be terminated by the Board at any time. No Award will be materially and adversely affected by any amendment or termination without the written consent of the recipient of the Award.

     Exchange Section 16(b). Approval of the Awards under the Plan by the Board or the Committee (if composed of solely two or more non-employee directors) will exempt the acquisition of VSE Stock pursuant to the Plan by a VSE director or officer from the provisions of Section 16(b) of the Exchange Act. Section 16(b) provides, among other things, that a director or officer who, within a six-month period, purchases and sells (or sells and purchases) the stock of a corporation that employs him or her is liable to the corporation for the difference between the purchase price and the sale price. Exchange Act Rule 16b-3 provides that the acquisition of stock by a director or officer of a corporation pursuant to an employee stock plan, including a plan such as the Plan, that satisfies certain requirements (including approval of Awards under the Plan by the Board or the Committee (if composed of solely two or more non-employee directors)) is not subject to Section 16(b). Exchange Act Rule 16b-3 will exempt the acquisition of Shares pursuant to elections by non-employee directors to receive shares rather than cash compensation under the Plan from the provisions of Section 16(b).

     Restrictions on Resale. The Company intends to register the VSE Stock issuable under the Plan under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable after the stockholders approve the Amendments. Certain officers and non-employee directors may be deemed to be "affiliates" of VSE as that term is defined under the Securities Act. Stock acquired under the Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 promulgated under the Securities Act or another exemption from the registration requirements of the Securities Act.

     Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the allowable deduction for compensation paid to an officer of a publicly held corporation who is the chief executive officer or one of the four most highly compensated officers (other than the chief executive officer) to $1 million for each taxable year.

      Federal Income Taxation. The federal and state income tax consequences of Restricted Stock and Restricted Stock units and Stock issuances in lieu of cash compensation are complex and subject to change. The following discussion is only a brief summary of the general U.S. federal income tax consequences of Restricted Stock and Restricted Stock units granted under the Plan and Stock issuances made under the Plan and does not cover all specific transactions that may arise. A taxpayer's particular situation may be such that the general federal income tax rules described below may not apply. Also, this summary does not cover the state, local or foreign tax consequences of either the award of Restricted Stock or Restricted Stock units, the subsequent sale or other transfer of the underlying VSE Stock, or of Stock issuances in lieu of cash compensation, or of associated federal or state estate tax, inheritance or death taxes. Therefore, each participant in the Plan is urged to consult with his or her own tax advisor regarding federal, state, local and foreign tax consequences relating to participation in the Plan.

     Restricted Stock. Generally, the grant of an award of Restricted Stock that is subject to restrictions on transfer and a substantial risk of forfeiture is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which restrictions on the award lapse and the award vests, in an amount equal to the fair market value of the common stock received. An award of restricted stock that is fully vested on the grant date generally will be taxable to the recipient on such date. A recipient's basis for determining gain or loss on a subsequent disposition of common stock will be the amount the recipient must include in income when the restrictions lapse or when the award was granted, if not subject to restrictions. Any gain or loss recognized on a disposition of the common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.

     Restricted Stock Units. Generally, the grant of an award of Restricted Stock units is not a taxable event. The recipient of the award will recognize ordinary compensation income in each year in which the units are settled, in an amount equal to the fair market value of the common stock received. A recipient's basis for determining gain or loss on a subsequent disposition of common stock will be the amount the recipient must include in income when the units vest and are settled. Any gain or loss recognized on a disposition of the common stock generally will be short-term or long-term capital gain or loss depending on the length of time the recipient holds the shares.

     Section 83(b) Election. If a recipient of an Award of Restricted Stock properly makes an election pursuant to Code Section 83(b), he or she will recognize ordinary compensation income equal to the fair market value of the common stock at the time the Award is granted, without taking into account the effect of the restrictions on the Award. The recipient's basis for determining gain or loss on a subsequent disposition of shares will be the amount the recipient so included in income. Any gain or loss recognized on a disposition of VSE Stock that was subject to the Section 83(b) election will be short-term or long-term capital gain or loss, depending on the length of time since the date of the Award. If, however, the recipient forfeits an Award upon a termination of employment prior to the time the restrictions lapse, he or she will generally not be entitled to deduct any loss upon such forfeiture even though the recipient may have been required to include an amount in income by virtue of the Section 83(b) election.

Stock in Lieu of Cash Compensation. Under the current provisions of the Code, a non-employee director electing to receive all or a portion of his or her cash compensation in Stock will realize taxable compensation equal to the value of any cash received plus the value of the Stock delivered in payment of his or her annual retainer. The tax basis for such Stock will equal the number of the shares received multiplied by the fair market value of the Stock on the date of the allocation. If such Stock is subsequently sold, the non-employee director will realize a capital gain (or loss) equal to an amount which the proceeds of the sale exceed (or are less than) the basis for such Stock.

Approval of the Amendments requires the affirmative vote of the holders of a majority of the VSE Stock present, in person or by proxy, and entitled to be cast at the Annual Meeting.

The Board unanimously recommends that stockholders vote "for" approval of the Amendments to the VSE Corporation 2006 Restricted Stock Plan.

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Proposal No. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that we include in this Proxy Statement a non-binding advisory stockholders vote on our executive compensation as described in this Proxy Statement (commonly referred to as “say-on-pay”).

We encourage stockholders to review the “Compensation Discussion and Analysis” and the “Executive Compensation” sections of this Proxy Statement. VSE’s consistent stockholders’ value creation over the long term is reinforced by and aligned with the executive compensation program. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our stockholders. This balance is evidenced by the following:

•
We provide a significant part of executive compensation in performance-based incentives, including bonus awards and performance VSE Stock. Payouts of performance Stock are based on achievement of financial objectives over three years and are capped at 100% of the Stock awards;

•	We have annual award and three-year payout cycles for performance Stock;

•	We respond to economic conditions appropriately, such as holding base salaries and bonuses of the NEOs in 2012, reflecting lower year-over-year results; and

•	We do not provide tax gross-ups to our NEOs.

The Board strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the NEOs as described in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation,” including the related tabular and narrative disclosure contained in this Proxy Statement.

Because the vote is advisory, it will not be binding upon the Board or the Compensation and Human Resources Committee and neither the Board nor the Compensation and Human Resources Committee will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation and Human Resources Committee will, however, carefully consider the outcome of the vote when considering future executive compensation arrangements.

The approval of the advisory resolution on the Company’s compensation of executive officers requires the affirmative vote of a majority of the Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

The Board unanimously recommends that stockholders vote “FOR” the approval of the Company’s executive compensation.

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Proposal No. 4

VOTE ON FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

As mentioned above, the Exchange Act requires that we include, at least every third year, a separate non-binding stockholder vote to advise on whether the say-on-pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter.

After careful consideration of this proposal, our Board has determined that an advisory stockholders vote on executive compensation that occurs once every year is the most appropriate alternative for our Company at this time, and therefore our Board recommends an annual stockholders vote for the advisory vote on executive compensation. Also, we welcome communications with our stockholders as frequently as possible to be advised on matters that concern them.

In formulating its recommendation, our Board considered that an annual advisory stockholders vote on executive compensation provides the highest level of communication with our stockholders by allowing them to provide us with their direct input on our NEOs, as disclosed in VSE’s proxy statement, every year. Additionally, an annual advisory vote on executive compensation is consistent with our belief that engagement with our stockholders is a component of our corporate governance and our practice of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters.

In the future we may determine that a less frequent advisory vote is appropriate, either in response to the vote of our stockholders on this proposal or for other reasons.

Stockholders may cast their vote on the preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when voting on this proposal. The option of one year, two years or three years that receives a majority of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. However, because this vote is advisory and not binding on our Board in any way, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board unanimously recommends that stockholders vote to conduct an advisory stockholders vote the Company’s on executive compensation every year.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the record date, March 25, 2020, there were 11,029,169 shares of VSE Stock outstanding. The following table sets forth certain information regarding beneficial ownership of VSE Stock as of March 25, 2020, for beneficial owners of more than 5% of VSE Stock, each director, executive officer and for all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Shares beneficially owned	Percent of Class (a)

Certain Beneficial Owners (at least 5%) (1)
FMR LLC	1,644,518	14.9%
Dimensional Fund Advisors	655,256	5.9%
BlackRock Institutional Trust Company	573,954	5.2%

Non-Employee Directors
Ralph E. Eberhart	33,534	*
Mark E. Ferguson III	6,711	*
Calvin S. Koonce (2)	1,842,636	16.7%
James F. Lafond	28,300	*
John E. Potter	15,400	*
Jack C. Stultz	20,000	*
Bonnie K. Wachtel (3)	129,552	1.2%

Named Executive Officers and Other Directors
John A. Cuomo	13,010	*
Paul W. Goffredi	6,642	*
Thomas M. Kiernan	37,199	*
Thomas R. Loftus	87,589	*
Robert A. Moore	1,957	*
Chad M. Wheeler	12,290	*

Directors and Executive Officers as a Group
(13 persons)	2,234,820	20.3%
 * Represents less than one percent.

(1)	Mailing Addresses for Beneficial Owners (at least 5%) are:

FMR LLC, 82 Devonshire Street, Boston, MA 02109-3605.
Dimensional Fund Advisors, 6300 Bee Cave Road, Building One, Austin, TX 78746
BlackRock Institutional Trust Company, 55 East 52nd Street, New York, NY 10055

(2)	Mr. Koonce’s mailing address is 6229 Executive Blvd., Rockville, MD 20852. The share amount reported for Mr. Koonce does not include 20,000 shares held by his wife.

(3)	The share amount reported for Ms. Wachtel does not include 1,000 shares held in a retirement account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires VSE officers and directors and persons who own more than 10% of the VSE Stock to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and written representations by certain officers and directors, we believe that all of our officers, directors and stockholders subject to the reporting requirements of Section 16(a) filed their reports on a timely basis during 2019.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be eligible to be presented at our 2021 annual meeting of stockholders if submitted to our principal executive offices by no later than the close of business on December 10, 2020. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Exchange Act Rule 14a-8(b) (2), to our principal executive offices at, 6348 Walker Lane, Alexandria, Virginia 22310-3226 in care of our Corporate Secretary by no later than the close of business on December 9, 2020 to be considered for inclusion in VSE’s proxy material relating to such meeting.

In addition, under our By-Laws stockholders may recommend persons to be nominated for election as our directors at the annual meeting of stockholders. To be considered for nomination, such recommendation must be received in writing by our Secretary no later than 90 days before the date which corresponds to the date on which the annual meeting of stockholders was held during the immediate prior year, i.e., February 5, 2021 in respect of the annual stockholders meeting in 2021. Such recommendation shall be accompanied by the name of the stockholder proposing the candidate, evidence that stockholder is a beneficial owner of our Stock as of the record date established for the determination of stockholders entitled to notice of, and to vote at, the annual meeting of stockholders, the name of candidate being proposed for nomination, and the candidate’s biographical data and qualifications.

OTHER MATTERS
We will bear the costs of the solicitation of proxies for use at the Annual Meeting. In addition to the use of mail, proxies may be solicited by personal interview or telephone by our directors, officers and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries, who are record holders of Stock, for forwarding solicitation material to the beneficial owners of the Stock. We will, on the request of such record holders, pay the reasonable expenses for completing the mailing of such materials to the beneficial owners.

    A copy of the VSE’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2019, will be furnished without charge on written or telephonic request to Thomas M. Kiernan, Vice President and Corporate Secretary, 6348 Walker Lane, Alexandria, VA 22310-3226 or call (703) 329-4721. The Form 10-K is also available at www.vsecorp.com.

By Order of the Board of Directors
Thomas M. Kiernan, Secretary

__________________________

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Appendix A

VSE CORPORATION
2006 RESTRICTED STOCK PLAN, AS AMENDED
1.    Purpose
The purpose of the VSE Corporation 2006 Restricted Stock Plan (the “Plan”) is to promote the ability of VSE Corporation, a Delaware corporation (the “Company”), to recruit and retain employees and non-employee directors and enhance the growth and profitability of the Company by providing the incentive of long-term awards and Share issuances for continued employment and directorship and the attainment of performance objectives. On December 6, 2013, the Board approved and adopted certain amendments to the Plan and such amendments became effective on May 6, 2014 when they were approved by the Company’s stockholders. On February 27, 2020, the Board approved and adopted certain additional amendments to the Plan, which have been incorporated into the Plan, as set forth herein. The Plan, as amended, is subject to the approval of the Company’s stockholders, as set forth in Section 14.
2.    Definitions

(a)
“Affiliate” means, with respect to any Person, any other person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, the term “control,” including its correlative terms “controlled by” and “under common control with,” mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)	“Award” means an award of Restricted Stock or Restricted Stock Units granted under the Plan.
(c)    “Board” means the Company’s board of directors.

(d)
“Change of Control” means any transaction or series of transactions as a result of which any Person who was a Third Party immediately before such transaction or series of transactions owns then outstanding securities of the Company such that such Person has the ability to direct the management of the Company, as determined by the Board in its discretion. The Board may also determine that a Change of Control shall occur upon the completion of one or more proposed transactions. The Board’s determination shall be final and binding.

(e)    “Code” means the Internal Revenue Code of 1986, as amended.

(f)
“VSE Plan” means any Restricted Stock, Restricted Stock unit, stock bonus, stock option or other compensation plan, program or arrangement established or maintained by the Company or an Affiliate, including the Plan.

(g)    “Committee” means the Compensation Committee of the Board.
(h)    “Common Stock” means Common Stock, par value $0.05 per share, of the Company.

(i)	“Company” means VSE Corporation, a Delaware corporation, including any successor thereto by merger, consolidation, acquisition of all or substantially all the assets thereof, or otherwise.
(j)    “Date of Grant” means the date on which an Award is granted.

(k)	“Eligible Employee” means an employee of a Participating Company, as determined by the Committee.
(l)    “Fair Market Value” means for all purposes:

(i)	If trades of Shares are reported on The Nasdaq Global Select Market or The Nasdaq National Market System, Fair Market Value shall be determined based on the last quoted sale price of a Share on The Nasdaq Global Select Market or, as the case may be, The Nasdaq National Market System, on the date of determination, or if such date is not a trading day, the next trading date in respect of all Awards granted under Section 7 and the preceding day on which Shares were traded in respect of elections under Section 8.

(ii)
If trades of Shares are reported on neither The Nasdaq Global Select Market nor The Nasdaq National Market System but Shares are listed on a stock exchange, Fair Market Value shall be determined based on the last reported sale price of a Share on the principal exchange on which Shares are listed on the date of determination, or if such date is not a trading day, the next trading date in respect of all Awards granted under Section 7 and the preceding day on which Shares were traded in respect of elections under Section 8.

(iii)	If Shares are not so listed nor trades of Shares so reported, Fair Market Value shall be determined in good faith by the Committee or, in respect of any matter under Section 8, by the Board.

(m)	“Grantee” means an Eligible Employee or Non-Employee Director who is granted an Award.

(n)
“Non-Employee Director” means an individual who is a Board member, and who is not an employee of the Company, including an individual who is a Board member and who previously was an employee of the Company.

(o)    “Other Available Shares” means, as of any date, the sum of:

(i)
The total number of Shares owned by a Grantee that were not acquired by such Grantee pursuant to a VSE Plan or otherwise in connection with the performance of services to the Company or an Affiliate thereof; plus

(ii)    The excess, if any of:

(1)	The total number of Shares owned by a Grantee other than the Shares described in Section 2(o) (i); over
(2)    The sum of:

(A)	The number of such Shares owned by such Grantee for less than six months; plus

(B)
The number of such Shares owned by such Grantee that has, within the preceding six months, been the subject of a withholding certification pursuant to Section 9(c)(ii) or any similar withholding certification under any other VSE Plan; plus

(p)    “Participating Company” means the Company and each of the Subsidiary Companies.

(q)	“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization.

(r)	“Plan” means the VSE Corporation 2006 Restricted Stock Plan, as set forth herein, and as amended from time to time.
(s)    “Restricted Stock” means Shares subject to restrictions as set forth in an Award.

(t)	“Restricted Stock Unit” means a unit that entitles the Grantee, upon the Vesting Date set forth in an Award, to receive one Share.
(u)    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act.

(v)	“Senior Executive” means an Eligible Employee whom the Committee has identified as a “covered employee” for purposes of Code Section 162(m).
(w)    “Share” or “Shares” means a share or shares of Common Stock.

(x)	“Subsidiary Companies” means all business entities that, at the time in question, are subsidiaries of the Company, within the meaning of Code Section 424(f).

(y)	“Successor-in-Interest” means the estate or beneficiary to whom the right to payment under the Plan shall have passed by will or the laws of descent and distribution.
(z)    “Terminating Event” means any of the following events:
(i)    the liquidation of the Company; or
(ii)    a Change of Control.

(aa)	“Third Party” means any Person, together with such Person’s Affiliates, provided that the term “Third Party” shall not include the Company or an Affiliate of the Company.

(bb)	“Vesting Date” means, as applicable: (i) the date on which the restrictions imposed on a Share of Restricted Stock lapse or (ii) the date on which the Grantee vests in a Restricted Stock Unit.
(cc)    “1933 Act” means the Securities Act of 1933, as amended.
(dd)    “1934 Act” means the Securities Exchange Act of 1934, as amended.
3.    Rights to be Granted
Rights that may be granted under the Plan, in addition to rights that may be granted under Section 8, are:

(i)	Rights to Restricted Stock which gives the Grantee ownership rights in the Shares pursuant to the Award, subject to a substantial risk of forfeiture, as set forth in Section 7, and

(ii)
Rights to Restricted Stock Units which give the Grantee a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of Shares upon the terms and conditions set forth in the Plan and the applicable Award. It is intended that any Restricted Stock Units issued hereunder be exempt from the provisions of Code Section 409A by qualifying for the “short-term deferral” exemption described in Treasury Regulation Section 1.409A-1(b)(4). As such, all Restricted Stock Units shall be paid out in full as soon as practicable following their Vesting Date and, in all events, shall be paid out in full no later than two and one-half months following the end of the calendar year in which the Vesting Date occurs.

4.    Shares Subject to the Plan or Awards

(a)
Not more than 1,000,000 Shares in the aggregate, including the Shares previously issued under the Plan and Shares currently available for issuance under the Plan, may be issued under the Plan pursuant to the grant of Awards or elections to receive Shares made under Section 8, subject to adjustment in accordance with Section 10. The Shares issued under the Plan may, at the Company’s option, be either Shares held in treasury or Shares originally issued for such purpose.

(b)	If Restricted Stock or Restricted Stock Units are forfeited pursuant to the term of an Award, other Awards with respect to such Shares may be granted.

5.    Administration of the Plan

(a)
Administration. The Plan shall be administered by the Committee, provided that with respect to Awards to Non-Employee Directors, the rules of this Section 5 shall apply so that all references in this Section 5 to the Committee shall be treated as references to either the Board or the Committee acting alone.

(b)	Grants. Subject to the express terms and conditions set forth in the Plan, the Committee shall have the power, from time to time, to:

(i)
select those Employees and Non-Employee Directors to whom Awards shall be granted under the Plan, to determine the number of Shares or Restricted Stock Units, as applicable, to be granted pursuant to each Award, and, pursuant to the provisions of the Plan, to determine the terms and conditions of each Award, including the restrictions applicable to such Shares and the conditions upon which a Vesting Date shall occur; and

(ii)	interpret the Plan’s provisions, prescribe, amend and rescind rules and regulations for the Plan, and make all other determinations necessary or advisable for the administration of the Plan.
The determination of the Committee in all matters as stated above shall be final, binding and conclusive.

(c)
Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(d)
Exculpation. No Committee member shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards hereunder unless (i) the Committee member has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 5(d) shall not apply to the responsibility or liability of a Committee member pursuant to any criminal statute.

(e)
Indemnification. Service on the Committee shall constitute service as a Board member. Each Committee member shall be entitled without further act on his part to indemnity from the Company to the fullest extent permitted by applicable law and the Company’s certificate of incorporation and by-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he may be involved by reason of his being or having been a Committee member, whether or not he continues to be such Committee member at the time of the action, suit or proceeding.

(f)
Delegation of Authority. The Committee may delegate to an officer of the Company, or a committee of two or more officers of the Company, discretion under the Plan to grant Restricted Stock or Restricted Stock Units to any Grantee other than a Grantee who, at the time of the grant:

(i)    has a base salary of $100,000 or more;

(ii)	is subject to the short-swing profit recapture rules of Section 16(b) of the 1934 Act; or
(iii)    is a Senior Executive.

(g)	Termination of Delegation of Authority. Any delegation of authority described in Section 5(f) shall continue in effect until the earliest of:

(i)	such time as the Committee shall, in its discretion, revoke such delegation of authority;
(ii)    the delegate shall cease to be an employee of the Company for any reason; or

(iii)	the delegate shall notify the Committee that he declines to continue exercise such authority.

6.    Eligibility
Awards may be granted only to Eligible Employees and Non-Employee Directors.
7.    Restricted Stock and Restricted Stock Unit Awards
The Committee may grant Awards in accordance with the Plan, provided that the Board or the Committee may grant Awards to Non-Employee Directors, or otherwise. With respect to Awards to Non-Employee Directors, the rules of this Section 7 shall apply so that either the Board or the Committee acting alone shall have all of the authority otherwise reserved in this Section 7 to the Committee.
The terms and conditions of Awards shall be set forth in writing as determined from time to time by the Committee, consistent, however, with the following:

(a)	Time of Grant. No Awards shall be granted after the seventh anniversary of the Effective Date.

(b)	Terms of Awards. The provisions of Awards need not be the same with respect to each Grantee. No cash or other consideration shall be required to be paid by the Grantee in exchange for an Award.

(c)
Awards and Agreements. Each Grantee shall be provided with an agreement specifying the terms and conditions of an Award. In addition, a certificate shall be issued to each Grantee in respect of Restricted Stock subject to an Award. Such certificate shall be registered in the Grantee’s name and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Company may require that the certificate evidencing such Restricted Stock be held by the Company until all restrictions on such Restricted Stock have lapsed.

(d)
Restrictions. Subject to the provisions of the Plan and the Award, the Committee may establish a period commencing with the Date of Grant during which the Grantee shall not be permitted to sell, transfer, pledge or assign Restricted Stock awarded under the Plan.

(e)
Vesting / Lapse of Restrictions. Subject to the provisions of the Plan and the Award, a Vesting Date for Restricted Stock or Restricted Stock Units subject to an Award shall occur at such time or times and on such terms and conditions as the Committee may determine and as are set forth in the Award; provided, however, that except as otherwise provided by the Committee, a Vesting Date shall occur only if the Grantee is an employee of a Participating Company as of such Vesting Date, and has been an employee of a Participating Company continuously from the Date of Grant. The Award may provide for Restricted Stock or Restricted Stock Units to vest in installments, as determined by the Committee. The Committee may, in its sole discretion, waive, in whole or in part, any remaining conditions to vesting with respect to such Grantee’s Restricted Stock or Restricted Stock Units.

(f)
Rights of the Grantee. Grantees may have such rights with respect to Shares subject to an Award as may be determined by the Committee and set forth in the Award, including the right to vote such Shares, and the right to receive dividends paid with respect to such Shares. A Grantee whose Award consists of Restricted Stock Units shall not have the right to vote or to receive dividend equivalents with respect to such Restricted Stock Units.

(g)
Termination of Grantee’s Employment. A transfer of an Eligible Employee between two employers, each of which is a Participating Company, shall not be deemed a termination of employment. If a Grantee terminates employment with all Participating Companies, all Restricted Shares or Restricted Stock Units as to which a Vesting Date has not occurred shall be forfeited by the Grantee and deemed canceled by the Company.

(h)
Delivery of Shares. When a Vesting Date occurs with respect to all or a portion of an Award of Restricted Stock or Restricted Stock Units, the Company shall notify the Grantee that a Vesting Date has occurred and, subject to the provisions of Section 9(c) regarding the withholding of Shares to satisfy tax liabilities, deliver to the Grantee (or the Grantee’s Successor-in-Interest) a certificate for the number of Shares as to which a Vesting Date has occurred (or in the case of Restricted Stock Units, the number of Shares represented by such Restricted Stock Units) without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Section 9(a)). All Awards shall be settled no later than the March 15th following the calendar year in which such Award is vested. The right to payment of any fractional Shares that may have accrued shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share at the Vesting Date, as determined by the Committee.

(i)
Death or Disability. The Committee may, in its discretion, waive the Vesting Date or any restrictions imposed on an Award in the event of the death or disability of a Participant (each as determined by the Committee, in its discretion). Exercise of such discretion by the Committee in any individual case, however, shall not be deemed to require, or to establish a precedent suggesting such exercise in any other case.

8.    Non-Employee Directors Stock

(a)
The Board shall administer the Plan in respect of participation by Non-Employee Directors under this Section 8. All questions of interpretation and application of the terms and conditions of the Plan in respect of this Section 8 are subject to the Board’s sole discretion, which shall be binding on all Participants.

(b)	All Non-Employee Directors are covered by this Plan (“Participants”).

(c)	Every Non-Employee Director shall automatically participate in the Plan until the earlier of his or her retirement, resignation, non-reelection, disability or death.

(d)
Commencing as of the Effective Date, from and after the date of participation, each Participant may elect in respect of each year that all or a specified portion of his or her annual retainer fee as a director shall be allocated to and paid in Common Stock under the Plan (“Stock Portion”), with the balance of such annual retainer fee, if any, being payable in cash (“Cash Portion”). Such election shall be made in writing and provided to the Corporate Secretary by November 15 of each year or such other date as the Board may determine, provided such date is at least 15 days prior to the date on which the fair market value of the Common Stock is determined pursuant to Section 8(e). If any Participant fails to provide the above-mentioned written election by the date referenced in the preceding sentence, such Participant’s annual retainer fee shall be paid fully in cash for the particular year. If not enough Shares are available to satisfy one or more Participant’s Stock Portion elections in respect of a year, such elections shall be automatically adjusted, on a pro rata basis, to match the amount of Shares available hereunder, in proportion to the number of Shares each Participant would have received in respect of his or her election as if sufficient Shares were available for all elections.

(e)

(i)
Common Stock shall be allocated to Participants at its Fair Market Value as of the date of allocation except that if no Shares were traded on such date, its Fair Market Value on the preceding day on which sales of Shares were traded.

(ii)    No fractional Shares shall be allocated.

(iii)	Any residual cash balance may be credited to Participants or distributed along with the Cash Portion in the Board’s sole discretion.

(f)
The Cash Portion shall be paid to Participants to cover the estimated taxes associated with the issuance of Shares under this Section 8. Notwithstanding the foregoing, each Participant will be solely responsible for calculation and payment of his or her tax liability in respect of the Plan, irrespective of whether or not such Participant’s Cash Portion is sufficient to cover the entire amount of actual taxes associated with the Participant’s Stock Portion.

(g)

(i)	As soon as practicable, a stock certificate will be issued to each Participant for the number of Shares allocated to the Participant under the Plan.

(ii)	By executing a copy of this Plan, the Participant represents and warrants to the Company that

(A)
he or she will acquire and hold all the Shares issued to him or her hereunder for his or her own account for investment and not with the view toward resale or distribution except in accordance with Federal and state securities laws; and that

(B)
he or she will not directly or indirectly distribute or otherwise transfer any interest in Shares acquired under this Plan except pursuant to (1) an effective and current registration statement under the 1933 Act covering the Shares, or (2) a specific exemption from registration under the 1933 Act.

(iii)	The Company may require Participant to furnish an opinion of counsel reasonably acceptable to the Company that no registration under the 1933 Act is required.

(iv)
By executing a copy of this Plan each Participant also acknowledges that (1) the Shares issued under the Plan will be issued pursuant to exemption from the registration under the 1933 Act; (2) such Shares must be held indefinitely unless it is registered or an exemption from registration becomes available under the 1933 Act and the applicable state laws; (3) the Company is under no obligation to facilitate resale of the Shares whether by registration, Rule 144 under the 1933 Act, or otherwise; (4) if Rule 144 under the 1933 Act is available for resale of Shares, such sales will or may be subject to specific holding periods, volume restrictions, and other provisions; and (5) the Participant will bear the economic risk of the investment in the Shares for an indefinite period of time.

(v)	The Board may from time to time alter, amend, suspend, or discontinue any and all participation of Non-Employee Directors under this Section 8.
(vi)

(A)	This Plan, including this Section 8, does not create any obligation of the Board to nominate any director for re-election by the Company’s stockholders or the Board.

(B)	Participants will have no stockholder rights with respect to the Shares subject to the Plan until they are allocated and issued to Participants under this Section 8.

(C)
None of the benefits under the Plan are subject to the claims of creditors of Participants or their beneficiaries, nor are they subject to attachment, garnishment or other legal process. Neither Participant nor beneficiary may assign, sell, borrow on or otherwise encumber a beneficial interest in the Plan nor shall any such benefits be in any manner subject to the deeds, contracts, liabilities, engagements or torts of any Participant or beneficiary.

9.    Securities Laws; Taxes

(a)
Securities Laws. The Committee shall have the power to make each grant of Awards under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then existing requirements of the 1933 Act and the 1934 Act, including Rule 16b-3 thereunder. Such conditions may include the delivery by the Grantee of an investment representation to the Company in connection with a Vesting Date occurring with respect to Shares subject to an Award, or the execution of an agreement by the Grantee to refrain from selling or otherwise disposing of the Shares acquired for a specified period of time or on specified terms.

(b)
Taxes. Subject to the rules of Section 9(c), the Company shall be entitled, if necessary or desirable, to withhold the amount of any tax, charge or assessment attributable to the grant of any Award or the occurrence of a Vesting Date with respect to any Award. The Company shall not be required to deliver Shares pursuant to any Award until it has been indemnified to its satisfaction for any such tax, charge or assessment.

(c)	Payment of Tax Liabilities; Election to Withhold Shares or Pay Cash to Satisfy Tax Liability.

(i)
In connection with the grant of any Award or the occurrence of a Vesting Date under any Award, the Company shall have the right to (A) require the Grantee to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for Shares subject to such Award, or (B) take any action whatever that it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Grantee’s compliance, to the Company’s satisfaction, with any withholding requirement.

(ii)
Except as otherwise provided in this Section 9(c)(ii), any tax liabilities incurred in connection with grant of any Award or the occurrence of a Vesting Date under any Award under the Plan shall be satisfied by the Company’s withholding a portion of the Shares subject to such Award having a Fair Market Value approximately equal to the minimum amount of taxes required to be withheld by the Company under applicable law, unless otherwise determined by the Committee with respect to any Grantee. Notwithstanding the foregoing, the Committee may permit a Grantee to elect one or both of the following: (A) to have taxes withheld in excess of the minimum amount required to be withheld by the Company under applicable law; provided that the Grantee certifies in writing to the Company at the time of such election that the Grantee owns Other Available Shares having a Fair Market Value that is at least equal to the Fair Market Value to be withheld by the Company in payment of withholding taxes in excess of such minimum amount; and (B) to pay to the Company in cash all or a portion of the taxes to be withheld in connection with such grant or Vesting Date. In all cases, the Shares so withheld by the Company shall have a Fair Market Value that does not exceed the amount of taxes to be withheld minus the cash payment, if any, made by the Grantee. Any election pursuant to this Section 9(c)(ii) must be in writing made prior to the date specified by the Committee, and in any event prior to the date the amount of tax to be withheld or paid is determined. An election pursuant to this Section 9(c)(ii) may be made only by a Grantee or, in the event of the Grantee’s death, by the Grantee’s legal representative. No Shares withheld pursuant to this Section 9(c)(ii) shall be available for subsequent grants under the Plan. The Committee may add such other requirements and limitations regarding elections pursuant to this Section 9(c)(ii) as it deems appropriate.

10.    Changes In Capitalization
The aggregate number of Shares and class of Shares as to which Awards may be granted or elections made under Section 8 and the number of Shares covered by each outstanding Award or election made under Section 8 shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Shares or other outstanding equity security or a recapitalization or other capital adjustment (not including the issuance of Shares or other outstanding equity securities on the conversion of other securities of the Company which are convertible into Shares or other outstanding equity securities) affecting the Shares which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section 10 and any such determination by the Committee shall be final, binding and conclusive.
11.    Terminating Events
The Committee shall give Grantees at least 10 days’ notice (or, if not practicable, such shorter notice as may be reasonably practicable) prior to the anticipated date of the consummation of a Terminating Event. The Committee may, in its discretion, provide in such notice that upon the consummation of such Terminating Event, any conditions to the occurrence of a Vesting Date with respect to an Award of Restricted Stock or Restricted Stock Units (other than Restricted Stock or Restricted Stock Units that have previously been forfeited) shall be eliminated, in full or in part.

Claims for benefits under the Plan must be filed with the Committee at the following address:
VSE Corporation
6348 Walker Lane
Alexandria, VA 22310
Attention: Corporate Secretary

12.    Amendment and Termination
The Plan may be terminated by the Board at any time. The Plan may be amended by the Board or the Committee at any time. No Award shall be materially and adversely affected by any such termination or amendment without the written consent of the Grantee. No Awards shall be granted after May 6, 2027 and no elections by Non-Employee Directors shall be made after May 6, 2027 to receive Shares under Section 8.

13.	Construction and Certain Terms and Phrases

(a)
Unless the context of the Plan otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to the entire Plan and not to any particular provision of the Plan and (iv) the term “Section” without any reference to a specified document refer to the specified Section of the Plan.

(b)	The words “including,” “include” and ‘includes” are not exclusive and shall be deemed to be followed by the words “without limitation”; if exclusion is intended, the word “comprising” is used instead.

(c)	The word “or” shall be construed to mean “and/or” unless the context clearly prohibits that construction.

(d)	Whenever the Plan refers to a number of days, such number shall refer to calendar days unless business days are specified.

(e)	All accounting terms used herein and not expressly defined herein shall have the meanings ascribed to them under United States generally accepted accounting principles.

(f)
Any reference to any federal, state, local or foreign statute or law, including the Code, 1933 Act and the 1934 Act, shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

14.    Effective Date
The Plan was originally approved and adopted by the Board on February 9, 2006 and approved by the holders of majority of the Shares entitled to vote thereon on May 2, 2006. The Plan, as amended, was approved and adopted by the Board on March 2, 2011, and approved by the holders of a majority of the holders of the Shares entitled to vote thereon on May 3, 2011. The Plan, as further amended, was approved and adopted by the Board on December 6, 2013, and by the Company’s stockholders on May 6, 2014. The Plan as further amended hereby was approved and adopted by the Board on February 27, 2020, subject to the approval of the holders of a majority of the Shares entitled to vote thereon at the stockholders meeting to be held on May 6, 2020. The effective date of the Plan shall be the date on which the Plan, as amended, is approved by VSE’s stockholders as contemplated by the immediately preceding sentence (the “Effective Date).
15.    Governing Law
The Plan and all determinations made, and actions taken pursuant to the Plan shall be governed in accordance with the laws (excluding conflict of law rules and principles) of the State of Delaware.
Executed as of February 27, 2020

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VSE CORPORATION
6348 WALKER LANE
ALEXANDRIA, VIRGINIA 22310

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VSEC2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

The Virtual Annual Meeting will be held on May 6, 2020 at 10:00 am EDT.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D08333-Z76932 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VSE CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	▢	▢	▢

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) John A. Cuomo	05) James F. Lafond
02) Ralph E. Eberhart	06) John E. Potter
03) Mark E. Ferguson III	07) Jack C. Stultz
04) Calvin S. Koonce	08) Bonnie K. Wachtel

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 year on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Recommendation, by non-binding advisory vote, on the frequency of executive compensation advisory votes.	▢	▢	▢	▢

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2020 Proxy Statement and our 2019 Annual Report to Stockholders are available at www.proxyvote.com.

D08334-Z76932

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

VSE CORPORATION

The undersigned appoints Ralph E. Eberhart and Thomas M. Kiernan as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of VSE Corporation held of record by the undersigned at the close of business on March 25, 2020 at the Annual Meeting of Stockholders of VSE Corporation to be held on May 6, 2020, or at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE EIGHT NOMINEES TO THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR 1 YEAR ON PROPOSAL 4, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)